LEASE AGREEMENT

This Lease Agreement (this "Lease") is entered into on this the_____ day of July, 2008, by and between LEGACY TECH IV ASSOCIATES, LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and HALLMARK FINANCIAL SERVICES, INC., a Nevada corporation ("Tenant").

1.PREMISES, TERM, AND INITIAL IMPROVEMENTS.

(a) Subject to and upon the terms, provisions and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, Landlord hereby leases to Tenant, and Tenant hereby leases and takes from Landlord, sixteen thousand eight hundred fourteen (16,814) square feet of Net Rentable Area (hereinafter defined) (the "Premises") located in the approximately 58,100 square foot building (the "Building") located at 6500 Pinecrest, Plano, Texas (the "Land"). The Project is known as “Lincoln R&D in Legacy Phase Four” on a three (3) building project containing an aggregate of approximately 179,200 square feet of Net Rentable Area on the Land known as the “Lincoln R&D Legacy Project Phase Four”(the “Project”). A legal description of the Land is attached hereto as Exhibit “A-1”. A preliminary Site Plan depicting the Premises is attached hereto as Exhibit "A". The term "Net Rentable Area" refers to the area occupied by office and/or warehouse space, as calculated within the boundaries defined by (i) the drip line of the exterior surface of the exterior walls and windows of the Building, and (ii) the center line of any demising walls separating the Premises from space to be occupied by another tenant. The Net Rentable Area in the Premises has been calculated on the basis of the foregoing definition and is hereby stipulated to be 16,814 square feet; provided Tenant shall have the right to have its architect verify such determination and in the event such determination reflects a rentable or usable square footage for the Premises greater to or less than the rentable or usable square footage set forth in this Section, such determination shall be controlling and an appropriate adjustment shall be made under this Lease with respect to the amount due hereunder as Base Rent and with respect to Tenant’s Proportionate Share of Operating Expenses payable hereunder, and in such event, Landlord and Tenant will execute an amendment to this Lease to reflect the exact square footage of the Premises, adjusted Base Rent, adjusted Tenant’s Proportionate Share, and Adjusted Allowance.

(b) The term of this Lease (the “Term”) shall be eighty-six (86) months, beginning on December 1, 2008 (the “Commencement Date”) and ending on January 31, 2016. Although the Term may not commence until after the date hereof, from and after the date hereof this Lease shall be deemed to be a contract between Landlord and Tenant and the provisions hereof shall be effective for all purposes. In the event that Substantial Completion, as defined in Exhibit "B", has not occurred by the date set forth hereinabove for the Commencement Date, for reasons other than those solely specific to Tenant Delays, as defined in Exhibit "B", then rent and Tenant’s other obligations under this Lease (other than insurance and indemnity obligations if Tenant accesses the Premises prior to the date of Substantial Completion) shall not commence until the date of Substantial Completion, which date shall be the revised Commencement Date and the Term shall commence and the expiration date shall be extended so as to give effect to the full stated Term. In the event that Substantial Completion has not occurred by the date set forth hereinabove for the Commencement Date because of Tenant Delays, then Rent under this Lease shall commence on the Commencement Date set forth hereinabove, notwithstanding the fact that Substantial Completion has not occurred. In the event Substantial Completion occurs prior to the Commencement Date, then Landlord shall permit Tenant to occupy the Premises at such time, subject to the terms and provisions of this Lease, except that Tenant shall have no obligation to pay Base Rent or Operating Expenses (as defined in Section 2.(c)) for the period of any such early occupancy (but Tenant shall pay for utilities used in the Premises during such period). Should the Term commence on a date other than that specified in this Section 1.(b), Landlord will send Tenant a written statement of such adjusted commencement and expiration dates; and, if Landlord requests, Tenant will confirm such adjusted dates in writing. The Term of this Lease is subject to extension as provided in Exhibit “E”attached hereto and made a part hereof and is subject to early termination as provided in Exhibit “G”attached hereto and made a part hereof.

(c) Landlord shall construct the Premises in a good and workmanlike manner in substantial accordance with the Drawings referenced on Exhibit "B"and in compliance with applicable laws, and, by occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition, subject to completion of any punch list items and any latent defects (provided that the foregoing shall not release Landlord from its repair and maintenance obligations expressly set forth in this Lease). Subject to the construction by Landlord of the Improvements to the Premises in substantial accordance with the Drawings referenced on Exhibit “B”, neither Landlord nor Landlord’s agents have made any express or implied representations or promises with respect to the Building or the Premises or the repair or alteration thereof, except as expressly set forth in this Lease, and no rights or easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth herein.

2.BASE RENT, SECURITY DEPOSIT AND ADDITIONAL RENT.

(a) Tenant shall pay to Landlord monthly “Base Rent”, in advance, without demand, deduction or set off except as expressly otherwise provided herein, payable in the following installments for the following periods of time:

		Rate Per Square
Months in Term	Monthly Base Rent	Foot Per Year
Months 1-2	$0.00	$0.00	*
Months 3-48	$19,896.57	$14.20
Months 49-86	$20,176.80	$14.40

*Base Rent only is abated during Months 1 and 2 of the Term (the “Abatement Period”); Tenant shall be obligated to pay Tenant’s Proportionate Share of Operating Expenses (as defined and set forth in Section 2.(c) below) and all other amounts due under the Lease during the Abatement Period.

The first monthly installment, plus the other monthly charges for Tenant’s Proportionate Share of Operating Expenses, shall be due on the Commencement Date and shall be applied to the first month following the Abatement Period, thereafter, monthly installments of Base Rent shall be due on the first day of each calendar month. If the Term begins on a day other than the first day of a month or ends on a day other than the last day of a month, then Base Rent and additional rent for such partial month shall be prorated.

(b) Tenant shall deposit with Landlord on the date hereof the sum of $19,896.57 (the "Security Deposit"), which shall be held by Landlord to secure Tenant’s obligations and liabilities under this Lease; however, the Security Deposit is not an advance rental deposit or a measure of Landlord’s damages for an Event of Default (defined below). Landlord, at its sole discretion, may use any portion of the Security Deposit to satisfy Tenant’s unperformed obligations hereunder upon the occurrence of an Event of Default, without prejudice to any of Landlord’s other remedies. If so used, Tenant shall pay Landlord an amount that will restore the Security Deposit to its original amount immediately upon demand from Landlord. The unused portion of the Security Deposit will be returned to Tenant within thirty (30) days after the end of the Term, provided that Tenant has fully performed its obligations hereunder throughout the Term. In the event of a sale or leasing of the Building by Landlord, Landlord shall have the right to transfer the Security Deposit to the vendee or tenant; and upon such transfer, Landlord shall be deemed released by Tenant from all liability for the return of the Security Deposit. Tenant agrees to look solely to the new landlord for the return of the Security Deposit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Landlord shall not be required to keep the Security Deposit separate from other funds of Landlord and Tenant shall not be entitled to interest on the Security Deposit. In no event shall Tenant be entitled to apply the Security Deposit to any monthly rentals due under this Lease.

(c) Tenant shall pay, as additional rent, Tenant’s Proportionate Share (hereinafter defined) of all reasonable costs incurred by Landlord in owning, operating, maintaining, repairing and replacing the Project and the facilities and services provided for the common use of Tenant and any other tenants of the Project (collectively, "Operating Expenses"), including the following items: (1) Taxes (defined below) and the reasonable cost of any tax consultant employed to assist Landlord in determining the fair tax valuation of the Project and Land (provided that any savings shall be credited against Operating Expenses); (2) the cost of all utilities used in the Project which are not billed separately to a tenant of the Building for above Project standard utility consumption; (3) insurance premiums; (4) the cost of repairs, replacement, management fees (not to exceed three and one-half percent (3.5%) of the annual gross receipts of the Project) and expenses, landscape maintenance and replacement, security service (if provided), water and sewer service, and trash service; (5) the cost of dues, assessments, and other charges applicable to the Land payable to any property or community owner association under restrictive covenants or deed restrictions to which the Premises are subject; and (6) alterations, additions, and improvements made by Landlord to comply with any change in any applicable Laws (defined in Section 23(a) below) enacted subsequent to the time of construction of the Project. Throughout the Term on the same day that Base Rent is due, Tenant shall pay to Landlord an amount equal to 1/12 of Landlord’s estimate of Tenant’s Proportionate Share of annual Operating Expenses. The initial monthly payments are based upon Landlord’s estimate of the Operating Expenses for the calendar year in question, and shall be increased or decreased annually to reflect the actual Operating Expenses determined by Landlord for that calendar year. By July 1 of each calendar year, Landlord shall furnish to Tenant a statement of Operating Expenses for the previous year, adjusted as provided in subsection (d) below (the “Operating Expense Statement”).If the Operating Expense Statement has not been delivered to Tenant by July 1 of any calendar year of the Term, and such failure continues for more than thirty (30) days following Tenant’s written notice to Landlord of Landlord’s  failure to deliver the Operating Expense Statement by July 1, then Landlord shall be deemed to have waived the right to recoup any underpayment of Operating Expenses by Tenant for such calendar year (but shall not be released from the obligation to credit or reimburse Tenant for any overpayment). If Tenant’s total payments in respect of Operating Expenses for any calendar year are less than Tenant’s Proportionate Share of actual Operating Expenses for that calendar year, Tenant shall pay the difference to Landlord within thirty (30) days after Landlord’s request therefor; if such payments are more than Tenant’s Proportionate Share of actual Operating Expenses for that calendar year, Landlord shall retain such excess and credit it against Tenant’s next monthly rent payments, or at Tenant’s option, reimburse Tenant such excess within thirty (30) days after Tenant’s request following Tenant’s receipt of the Operating Expense Statement. Operating Expenses shall not include the following: (A) any costs for interest, amortization, or other payments on loans to Landlord; (B) expenses incurred in leasing or procuring tenants, including, but not limited to, real estate broker commissions, space planner fees and advertising expenses; (C) legal expenses other than those incurred for the general benefit of the Project’s tenants; (D) allowances, concessions, and other costs of renovating or otherwise improving space for occupants of the Project or vacant space in the Project; (E) federal income taxes imposed on or measured by the income of Landlord from the operation of the Project; (F) rents under ground leases; (G) costs incurred in selling, syndicating, financing, mortgaging, or hypothecating any of Landlord’s interests in the Project; (H) the cost of any capital improvements (except for the amortization of the cost of (1) capital improvements made by Landlord or equipment purchased by Landlord as a means to accomplish savings in operating, repairing, managing or maintaining the Project, and (2) capital improvements made by Landlord to comply with any change in any applicable Laws enacted subsequent to the time of construction of the Project other than costs incurred in connection with upgrading the Project to comply with disability, life, fire and safety codes, ordinances, statutes, or other laws in effect prior to the Commencement Date including, without limitation, the ADA, including penalties or damages incurred due to such non-compliance which shall be Landlord’s sole responsibility; all such costs shall be amortized over the useful life of the capital improvement); (I) any cost or expenditure for which Landlord is reimbursed by insurance proceeds or otherwise; (J) the cost of any service furnished to any other tenant of the Project which Landlord does not make available to Tenant; (K) depreciation (except on capital improvements described herein); (L) costs of correcting defects in construction of the Building; (M) legal and auditing fees which are for the benefit of Landlord, such as collecting delinquent rents, preparing tax returns and other financial statements, and audits other than those incurred in connection with the preparation of reports required pursuant to Section 2(d) below; (N) the wages of any employee for services not related directly to the management, maintenance, operation and repair of the Project; (O) fines, penalties and interest (except for a commercially reasonable interest charge connected to the amortizations permitted herein); (P) costs of repairing, maintaining and replacing structural elements of the Project; (Q) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis; (R) Landlord’s general corporate overhead and general and administrative expenses; (S) advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building or other tenants’ signs; (T) tax penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments and/or to file any tax or informational returns when due; (U) costs arising from Landlord’s charitable or political contributions (V) costs arising from latent defects in the base, shell or core of the Building or improvements installed by Landlord or repair thereof; (W) costs (including in connection therewith all attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations pertaining to Landlord and/or the Building and/or the Project; (X) costs of environmental remediation. There shall be no duplication of costs for reimbursements in calculating Operating Expenses; and (Y) any other expenses which, in accordance with generally accepted accounting principles, consistently applied, would not normally be treated as Operating Expenses by landlords of comparable buildings. The amounts of the initial monthly Base Rent and Tenant’s Proportionate Share of Operating Expenses (and the part thereof attributable to Taxes) are as follows:

Base Rent (Section 2.(a))	$19,896.57
Operating Expenses, excluding Taxes (Section 2.(c))	$1,877.56
Taxes (Sections 2.(c) and 3.(a))	$2,662.22

Total initial monthly payment	$24,436.35

Notwithstanding the foregoing, for purposes of calculating the amount payable by Tenant under this Section 2(c), Operating Expenses (with the exception of Uncontrollable Expenses (defined below)) shall not exceed for any calendar year during the Term of this Lease, other than the first calendar year, the amount of Operating Costs for the preceding calendar year plus six percent (6%) on a non-cumulative basis. The term “Uncontrollable Expenses”means expenses relating to the cost of utilities, insurance and Taxes.

(d) If during any calendar year the Project is less than 100% occupied, then, for purposes of calculating Tenant’s Proportionate Share of Operating Expenses for that calendar year, the amount of Operating Expenses that fluctuate with Project occupancy shall be "grossed-up" to the amount which, in Landlord’s reasonable estimation, would have been incurred by Landlord had the Project been 100% occupied for that entire calendar year; provided, however, in no event shall the tenants of the Project be obligated to pay more than the actual Operating Expenses of the Building for the calendar year in question.

(e) If any payment required of Tenant under this Lease is not paid within five (5) days of when due, except to the extent limited by any applicable Laws, and not in limitation or waiver of any of Landlord’s other rights and remedies under this Lease, Landlord may charge Tenant and Tenant shall pay to Landlord a fee equal to four percent (4%) of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. Notwithstanding the foregoing, the late fee referenced above shall not be charged with respect to the first two (2) occurrences during any twelve-month period that Tenant fails to make payment when due, until five (5) days after Landlord delivers written notice of such delinquency to Tenant.

(f) All payments and reimbursements required to be made by Tenant under this Lease shall constitute "rent" (herein so called).

(g) The term "Tenant’s Proportionate Share" means the ratio from time to time of the Net Rentable Area of the Premises to the Net Rentable Area of the Project. Tenant’s Proportionate Share has been initially determined to be 9.38%. If the Net Rentable Area of the Premises or Project changes, Tenant’s Proportionate Share shall change accordingly.

(h) Landlord and Tenant are knowledgeable and experienced in commercial transactions and agree that the provisions of this Lease for determining charges, amounts and additional rent payable by Tenant are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges. ACCORDINGLY, TENANT VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS OF TENANT UNDER SECTION 93.012 OF THE TEXAS PROPERTY CODE.

(i) Within sixty (60) days (the “Audit Election Period”)after Landlord furnishes to Tenant the Operating Expense Statement for any calendar year, Tenant may, at its expense during Landlord’s normal business hours, elect to audit Landlord’s Operating Expenses for such calendar year only, subject to the following conditions: (1) there is no uncured Event of Default under this Lease (provided that once such Event of Default is cured, then Tenant may exercise its audit rights); (2) the audit shall be prepared by an independent certified public accounting firm; (3) in no event shall any audit be performed by a firm retained on a “contingency fee” basis unless such firm is mutually approved by Landlord and Tenant and has not less than ten (10) years experience in auditing operating expenses; (4) the audit shall commence within thirty (30) days after Landlord makes Landlord’s books and records available to Tenant’s auditor and shall conclude within sixty (60) days after commencement; (5) the audit shall be conducted where Landlord maintains its books and records in Dallas County or any county adjoining thereto and shall not unreasonably interfere with the conduct of Landlord’s business; and (6) Tenant and its accounting firm shall treat any audit in a confidential manner and shall each execute Landlord’s confidentiality agreement for Landlord’s benefit prior to commencing the audit. Tenant shall deliver a copy of such audit to Landlord within five (5) business days of receipt by Tenant. This paragraph shall not be construed to limit, suspend, or abate Tenant’s obligation to pay Operating Expenses, which shall be paid by Tenant when due notwithstanding any dispute regarding the amount thereof. After verification, Landlord shall credit any overpayment determined by the audit report against the next Rent due and owing by Tenant or, if no further Rent is due, refund such overpayment directly to Tenant within thirty (30) days of determination. Likewise, Tenant shall pay Landlord any underpayment determined by the audit report within thirty (30) days of determination. The foregoing obligations shall survive the expiration or earlier termination of the Lease. If Tenant does not give written notice of its election to audit during the Audit Election Period, Landlord’s Operating Expenses for the applicable calendar year shall be deemed approved for all purposes, and Tenant shall have no further right to review or contest the same. If the audit proves that Landlord’s calculation of Operating Expenses for the calendar year under inspection was overstated by more than five percent (5%) in the aggregate, then, after verification, Landlord shall pay Tenant’s actual reasonable out-of-pocket audit and inspection fees applicable to the review of said calendar year statement within thirty (30) days after receipt of Tenant’s invoice therefor.

3.TAXES.

(a) Landlord shall pay all taxes, assessments and governmental charges whether federal, state, county, or municipal and whether they are imposed by taxing or management districts or authorities presently existing or hereafter created but excluding any interest or penalties for late or delinquent payments (collectively, "Taxes") that accrue against Landlord, the Premises, the Land and the Building. If, during the Term, there is levied, assessed or imposed on Landlord a capital levy or other tax directly on the rent or a margin tax, franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon rent, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be included within the term "Taxes", provided, however, that notwithstanding anything herein to the contrary, it is understood and agreed that Taxes shall include those certain taxes imposed against Landlord as a result of Texas House Bill 3 and sometimes hence referred to as the “margin tax” (herein so called) only to the extent that any such margin tax would be payable if the Project (or revenue from the Project, as applicable) was the only property (or revenue) of Landlord subject to such margin tax and, further, only to the extent that the amount of any such margin tax can be reasonably demonstrated to be in replacement of any sums previously included in ad valorem or other real property taxes or assessments levied against the Project (it being thus hereby further acknowledged and agreed that such margin tax shall be includable and included within Taxes for purposes of this Lease only to the extent and during such periods as the ad valorem and/or other property taxes and assessments payable with respect to the Project shall be less than the amounts thereof which are payable immediately prior to the imposition of such margin tax). If during the Term of this Lease Landlord receives a credit against margin taxes which were previously paid by Tenant, then Tenant shall receive a credit for its pro rata share of such credit. If the Project is occupied by more than one tenant and the cost of any improvements constructed in the Premises is disproportionately higher than the cost of improvements constructed in the premises of other tenants of the Project, then Landlord may require that Tenant pay the amount of Taxes attributable to such disproportionately more costly improvements in addition to Tenant’s Proportionate Share of other Taxes. This provision shall apply to all tenants occupying the Project.

(b) Tenant shall (1) pay when due all taxes levied or assessed against any personal property, fixtures or alterations placed in the Premises and (2) upon the request of Landlord, deliver to Landlord receipts from the applicable taxing authority or other evidence acceptable to Landlord to verify that such taxes have been paid. If any such taxes are levied or assessed against Landlord or Landlord’s property and (A) Landlord pays them or (B) the assessed value of Landlord’s property is increased thereby and Landlord pays the increased taxes, then Tenant shall pay to Landlord such taxes within thirty (30) days of Landlord’s request therefor.

(c) For property tax purposes, to the extent allowed by law, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Building and Project. Landlord agrees to provide Tenant copies of notices of reappraisement within thirty (30) days of receipt from the appropriate taxing authorities.

4.LANDLORD’S MAINTENANCE.

(a) Landlord’s maintenance obligations are limited to those expressly described elsewhere in the Lease and to the replacement of the Building’s roof and maintenance of the foundation and structural members of the Building including exterior walls and load bearing columns within the Premises (collectively, the "Building’s Structure") and the Building’s windows and skylights; however, Landlord shall not be responsible (1) for any such work until Tenant delivers to Landlord written notice of the need therefor, or (2) for alterations to the Common Areas or the Building’s Structure required by any applicable Law (including, without limitation, the Americans with Disabilities Act of 1990 (“ADA”)because of Tenant’s specific use of the Premises (which alterations shall be performed by Tenant at Tenant’s sole cost and expense). The Building’s Structure does not include glass or plate glass, doors, special store fronts or office entries, all of which shall be maintained by Tenant at Tenant’s sole cost and expense. In addition, Landlord shall be responsible (at Landlord’s sole expense) for the repair and maintenance of all Improvements constructed by Landlord pursuant to Exhibit “B” attached hereto (excluding the maintenance required of Tenant pursuant to Section 4.(c) below) provided that written notice of the need for such repair or maintenance is given within one (1) year after the Commencement Date, so long as the damage requiring repair is not caused by Tenant, its employees, agents, contractors or invitees. Landlord’s liability for any defects, repairs, replacement or maintenance for which Landlord is responsible hereunder shall be limited to the cost of performing such work.

(b) Landlord shall maintain the parking areas, driveways, alleys and grounds surrounding the Premises in a clean and sanitary condition, including, without limitation, maintenance, repairs and replacements of (i) any drill or spur track servicing the Premises, (ii) the exterior of the Building (including painting), (iii) sprinkler systems and sewage lines (unless they are the responsibility of the utility provider), (iv) water lines and electrical systems to the extent they are situated outside the Premises (unless the responsibility of the utility provider), and (v) any other items normally associated with the foregoing. Tenant shall repair or replace, as applicable, and pay for any damage caused to such parking areas, driveways, alleys and grounds by a Tenant Party (defined below)

(c) On or before the Commencement Date, Landlord shall deliver the heating, air condition, and ventilation equipment and system (the “HVAC System”) and other Building systems serving the Premises in good repair and working order. Landlord shall at its sole cost and expense, make all repairs to such systems for the twelve (12) month period following the Commencement Date (but not maintenance, which is Tenant’s obligation), so long as: (i) Tenant has maintained the Service Contract (as defined in Section 5.(b)) and performed the maintenance recommended by the equipment manufacturer (but not repair, which is Landlord’s obligation); and (ii) the damage requiring repair was not caused by Tenant, its employees, agents, contractors or invitees.

(d) The cost of performing Landlord’s maintenance and repair obligations shall be an Operating Expense (except to the limited extent any such cost is specifically excluded from being an Operating Expense pursuant to Section 2.(c) above).

(e) Landlord shall, subject to force majeure, make available to the point of connection to the Building all facilities for water, electricity, sewerage, and telephone.

5.TENANT’S MAINTENANCE AND REPAIR OBLIGATIONS.

(a) Tenant shall maintain all parts of the Premises (except for maintenance work for which Landlord is expressly responsible under Section 4 above) in good condition and promptly make all necessary repairs and replacements to the Premises, including without limitation any alterations required under the ADA due to Tenant’s specific use of the Premises. Tenant shall also be responsible for the cleaning and sweeping of the Premises and for the removal of any trash which originates from the Premises and for all other janitorial services to the Premises (provided that Tenant may elect to have janitorial services added to Operating Expenses subject to reimbursement by Tenant). Tenant shall be responsible for disposal of its trash from the Premises and will maintain adequate receptacles for such disposal, the design, placement and capacity of such receptacles to be subject to the prior approval of Landlord. Outdoor storage of trash or any other material and receptacles or containers not approved by Landlord is strictly prohibited. At its sole cost and expense, Tenant shall provide interior pest and insect extermination at the Premises as often as is reasonably necessary to eliminate any pests or insects, specific to the Premises or Tenant’s use thereof.

(b) Subject to Landlord’s obligations set forth in Section 4.(c) above, Tenant shall maintain the hot water equipment and the HVAC System in good repair and condition and in accordance with all applicable Laws and with such equipment manufacturers’ suggested operation/maintenance service program. Tenant shall enter into a regularly scheduled preventive maintenance/service contract for the hot water equipment and the HVAC System, in form and substance and with a contractor reasonably acceptable to Landlord, and deliver copies thereof to Landlord (the “Service Contract”).

(c) If Tenant fails to perform any of Tenant’s maintenance or repair obligations, and if such failure continues for thirty (30) days after written notice thereof is delivered to Tenant (provided, however, if such failure reasonably requires longer than thirty (30) days to cure, Tenant shall be entitled to such additional time as is reasonably necessary to cure same so long as same are promptly commenced and diligently prosecuted to completion), the Landlord may perform such obligation, in which event Tenant shall pay to Landlord the reasonable cost incurred by Landlord in performing such obligation within thirty (30) days after Landlord’s written request therefor.

(d) Tenant acknowledges that Landlord is not providing security services of any kind to the Premises or for Tenant’s property and that the keys given to Tenant for the Premises may not be secure. At its expense, Tenant shall provide whatever security and/or alarm systems Tenant deems necessary or appropriate for the protection of the Premises and of Tenant’s personal property and personnel located therein, including, if Tenant desires to do so, installing new locks for the Premises with new keys. Tenant shall provide to Landlord copies of all keys and access codes to allow Landlord entry to the Premises under the terms and conditions of Section 13 herein. In no event shall Landlord be responsible for, and Tenant waives any and all claims arising from, the loss or damage to any of Tenant’s personal property situated in and on the Premises, even though Landlord may have provided general area security or guard services, provided that such waiver shall not be effective with respect to criminal acts of Landlord or its agents. Landlord may elect to, but shall have no obligation to, provide general area security or guard services. In the event Landlord elects to provide general area security or guard services, it may discontinue such security or guard services without notice. At its expense, Tenant is also responsible for the maintenance, repair, or replacement of any mechanical, security, and fire protection systems which Tenant has installed within the Premises. Tenant is expressly advised that if Tenant should place any fixtures, inventory or equipment within or on the Premises prior to the time the Premises are completed and delivered to the Tenant, the risk of loss or damage to such inventory, fixtures, or equipment will be greatly increased in view of the fact that, out of necessity, numerous people will be permitted access to the Premises for the purpose of completion of any work. All such risk of loss or damage shall be borne exclusively by the Tenant and not by the Landlord, and the Tenant hereby waives any claim for any such loss or damage against the Landlord.

6. ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed except as otherwise provided hereinbelow. Landlord shall not be required to notify Tenant of whether it consents to any alteration, addition or improvements until it (a) has received plans and specifications therefor which are sufficiently detailed to allow construction of the work depicted thereon to be performed in a good and workmanlike manner, and (b) has had five (5) business days to review them. If the alteration, addition or improvement will affect the Building’s Structure, HVAC System, or mechanical, electrical, or plumbing systems, then the plans and specifications therefor must be prepared by a licensed engineer acceptable to Landlord. Landlord’s approval of any plans and specifications shall not be a representation or warranty that the plans or the work depicted thereon will comply with applicable Laws or be adequate for any purpose, but shall merely be Landlord’s consent to performance of the work by Tenant. Upon completion of any alteration, addition, or improvement, Tenant shall deliver to Landlord accurate, reproducible as-built plans therefor. Tenant may erect shelves, bins, machinery and trade fixtures without the consent of Landlord provided that such items (1) do not alter the basic character of the Premises or the Building; (2) do not overload or damage the same; and (3) may be removed without damage to the Premises. Unless Landlord specifies in writing otherwise, all alterations, additions, and improvements shall be Landlord’s property when installed in the Premises; provided, however, the following shall remain Tenant’s property: (a) furniture, movable equipment and other personal property that is not attached to the floors, walls, or ceiling of the Premises; and (b) any other fixture, equipment, or other item, regardless of the manner of attachment, that is used primarily in Tenant’s trade or business and that can be removed as a separate physical unit without damage to the Building and without interference with other tenants’ use and enjoyment of their leased premises. All work performed by a Tenant Party in the Premises (including that relating to the installation, repair, replacement, or removal of any item) shall be performed in accordance with all applicable Laws and with Landlord’s specifications and requirements, in a good and workmanlike, lien-free manner, and so as not to damage or alter the Building’s Structure or the Premises. In connection with any such alteration, addition, or improvement which affects the roof or Building’s Structure, Tenant shall pay to Landlord an administration fee of three percent (3%) of all costs incurred for such work. Upon expiration of the Term or termination of Tenant’s right to possess the Premises, Landlord may require Tenant to remove alterations installed in the Premises by or at the request of Tenant (excluding the initial Improvements described on Exhibit "B"), to repair any damage to the Premises caused by such removal, and to restore the Premises to good condition and repair, ordinary wear and tear excepted. If Landlord elects to require Tenant to remove any alterations, it must do so by delivering to Tenant written notice thereof at the time Landlord consented to the alteration. Attached hereto as Exhibit "C" is a list of trade fixtures, equipment, or other items that shall remain the property of Tenant. Subject to Landlord’s prior written approval, this list may be updated as alterations and additions are made to the Premises.

7. SIGNS. Tenant shall not place, install or attach any signage, decorations, advertising media, blinds, draperies, window treatments, bars, or security installations to the Premises or the Building without Landlord’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned; provided, Tenant shall have the right (but not the obligation) to place signage above Tenant’s storefront entrance in the signage area of the Building at Tenant’s sole cost and expense (except Tenant shall have the right to utilize a portion of the Allowance defined in Exhibit “B” for signage costs), subject to Landlord’s approval of the sign plans therefor (provided that Tenant may include its logo on such signage), which approval shall not be unreasonably withheld, delayed or conditioned. Tenant shall repair, paint, and/or replace any portion of the Premises or the Building damaged or altered as a result of its signage when it is removed (including, without limitation, any discoloration of the Building), except for the signage permitted in the preceding sentence. Tenant shall not (a) make any changes to the exterior of the Premises or the Building, (b) install any exterior lights, decorations, balloons, flags, pennants, banners or paintings; or (c) erect or install any signs, windows or door lettering, decals, window or storefront stickers, placards, decorations or advertising media of any type that is visible from the exterior of the Premises without Landlord’s prior written consent which shall not be unreasonably withheld, delayed or conditioned. Landlord shall not be required to notify Tenant of whether it consents to any sign until it (1) has received detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation, and (2) has had five (5) business days to review them.

8. UTILITIES. Landlord shall be responsible for causing Building standard electric service to be supplied to the house panel provided in the Building and Building common water line service running through the Building, as set forth on Exhibit “B”. Tenant shall obtain and pay for all water, electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises, together with any taxes, penalties, surcharges, deposits, maintenance charges, and the like pertaining to the Tenant’s use of such utilities within the Premises. Landlord shall, at Tenant’s expense (for which Tenant shall utilize a portion of the Allowance), separately meter electrical service at the Premises, and Tenant shall pay the utility provider directly for such service. Water and sewer service are not metered separately, but are included in Operating Expenses. Landlord shall not be liable for any interruption or failure of utility service to the Premises; provided, however, notwithstanding anything to the contrary contained in this Lease, in the event of an interruption of any of such services caused by the negligence or willful misconduct of Landlord which causes the Premises to be untenantable for a period in excess of five (5) consecutive business days (or for ten (10) business days (whether or not consecutive) during any twelve (12) month period), then Tenant shall be entitled to full rent abatement (including Base Rent and Tenant’s Proportionate Share of Operating Expenses, and any obligations deemed to be rent hereunder) for each day that the Premises are untenantable due to the interruption or failure of utility service caused by Landlord. All amounts due from Tenant under this Section 8 shall be payable within thirty (30) days of Landlord’s request therefor.

9. INSURANCE. Tenant shall maintain (a) workers’ compensation insurance and commercial general liability insurance (with contractual liability endorsement), including personal injury and property damage in the amount of $1,000,000 per occurrence combined single limit for personal injuries and death of persons and property damage occurring in or about the Premises, plus umbrella coverage of at least $3,000,000 per occurrence, and (b) fire and extended coverage insurance covering (1) the replacement cost of all alterations, additions, partitions and improvements installed in the Premises by or on behalf of a Tenant Party (including the initial Improvements described on Exhibit "B"), and (2) the replacement cost of all of Tenant’s personal property in the Premises. Such policies shall (A) name Landlord and its property manager as additional insureds (and as loss payees on the fire and extended coverage insurance), (B) be issued by an insurance company licensed to do business in the State of Texas with a Best’s Guide Insurance Rating of A-VII, or better, and otherwise acceptable to Landlord in its reasonable discretion, (C) provide that such insurance carrier shall endeavor to give thirty (30) days notice to Landlord prior to cancellation of coverage, and (D) be delivered to Landlord by Tenant before the Commencement Date and at least 30 days before each renewal thereof. Tenant’s policies of liability insurance shall provide primary coverage with respect to occurrences in the Premises and shall not require contribution by any insurance maintained by Landlord, when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy.

Landlord shall procure and maintain throughout the Term, the cost of which shall be included as an Operating Expense, (1) fire and extended coverage insurance covering the Building in an amount not less than the full replacement cost of the Building, (2) commercial general liability insurance in an amount of not less than $3,000,000, and (3) such other insurance as Landlord or Landlord’s Mortgagee (hereinafter defined) shall require. Landlord’s policies of liability insurance shall provide primary coverage with respect to occurrences in the Common Areas of the Project and shall not require contribution by any insurance maintained by Tenant, when any policy issued to Tenant provides duplicate or similar coverage, and in such circumstance Tenant’s policy will be excess over Landlord’s policy.

10. CASUALTY DAMAGE.

(a) Tenant immediately shall give written notice to Landlord of any damage to the Premises or the Building. If the Premises or the Building are totally destroyed by an insured peril, or so damaged by an insured peril that, in Landlord’s reasonable estimation, rebuilding or repairs cannot be substantially completed within one hundred eighty (180) days after the date of Landlord’s actual knowledge of such damage, then either Landlord or Tenant may terminate this Lease by delivering to the other written notice thereof within thirty (30) days after such damage, in which case this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date such damage occurred. Time is of the essence with respect to the delivery of such notices.

(b) Subject to Section 10.(c) below, if this Lease is not terminated under Section 10.(a), then Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements or personal property required to be covered by Tenant’s insurance under Section 9. If the Premises are untenantable, in whole or in part, during the period beginning on the date such damage occurred and ending on the date of substantial completion of Landlord’s repair or restoration work (the "Repair Period"), then the rent for such period shall be abated for the portion of the Premises that are untenantable.

(c) If the Premises are destroyed or substantially damaged by any peril not covered by the insurance maintained by Landlord or any Landlord’s Mortgagee requires that insurance proceeds be applied to the indebtedness secured by its Mortgage (defined below) or to the Primary Lease (defined below) obligations, Landlord may terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after such destruction or damage or such requirement is made known by any such Landlord’s Mortgagee, as applicable, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of Landlord or Tenant which accrued before this Lease is terminated.

11. LIABILITY, INDEMNIFICATION, WAIVER OF SUBROGATION AND NEGLIGENCE.

(a) Intentionally deleted.

(b) Landlord and Tenant both waive any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy maintained by it that covers the Building, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against by the waiving party under the terms hereof, regardless of whether the negligence or fault of the other party caused such loss. Each party shall use its best efforts to cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party.

12. USE.

(a) The Premises shall be used only for general office purposes and for such other lawful purposes as may be incidental thereto; however, no retail sales may be made from the Premises. Except for standard amounts of basic cleaning solutions and other products utilized in maintaining the cleanliness of the Premises or in accordance with Section 25 hereunder, Tenant shall not use or store Hazardous Substances in the Premises. Tenant shall not use, or permit the use of, the Premises to receive, store or handle any product, material or merchandise that is explosive or highly inflammable or hazardous. Outside storage is prohibited. Tenant shall be solely responsible for complying with all Laws applicable to the use, occupancy, and condition of the Premises. Tenant and all Tenant Parties shall comply with all reasonable rules and regulations governing the use and occupancy of the Premises which are now or hereafter imposed by Landlord. A copy of the rules and regulations now in force are attached as Exhibit "D". Tenant shall not cause or permit any objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations to emanate from the Premises; nor take or permit any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other person; nor cause or permit the Premises to be used for any purpose or in any manner that would (1) void the insurance thereon, (2) materially increase the insurance risk, or (3) cause the disallowance of any sprinkler credits. Tenant shall pay to Landlord on demand any increase in the cost of any insurance on the Premises or the Building incurred by Landlord which is caused by Tenant’s use of the Premises.

(b) Tenant and its employees and invitees shall have the non-exclusive right to use, in common with others, a maximum of six (6) parking spaces for each one thousand (1,000) square feet of Net Rentable Area of the Premises and being stipulated to be one hundred one (101) spaces as of the Commencement Date, at no additional charge to Tenant, subject to (1) such reasonable rules and regulations as Landlord may promulgate from time to time and (2) rights of ingress and egress of other tenants and their employees, agents and invitees. Tenant shall have the right to identify not more than six (6) parking spaces in front of Tenant’s main storefront entrance (as identified on Exhibit “A”) with a painted curb in front of each space stating “Hallmark Visitor”, such marking to be performed by Landlord at Landlord’s sole cost and expense. All parking shall be at no charge to Tenant during the Term of the Lease and any renewals hereof.

13. INSPECTION. Upon reasonable notice to Tenant, Landlord and Landlord’s agents and representatives may enter the Premises during business hours accompanied by Tenant’s representative (except in the event of an emergency) to: inspect the Premises; to make such repairs as may be required or permitted under this Lease; to perform any unperformed obligations of Tenant hereunder; and to show the Premises to prospective purchasers, mortgagees, ground lessors, and (during the last six (6) months of the Term) tenants. During the last six (6) months of the Term, Landlord may erect a sign on the Project indicating that the Premises are available. At least thirty (30) days before Tenant vacates the Premises, Landlord and Tenant shall meet for a joint inspection of the Premises. After such inspection, Landlord shall prepare a list of items, if any, that Tenant must perform before the date on which Tenant vacates the Premises (the “Vacation Date”) and for which Tenant is responsible under this Lease. If Tenant fails to perform such work before the Vacation Date, then Landlord may perform such work at Tenant’s cost. Tenant shall pay all reasonable costs incurred by Landlord in performing such work within thirty (30) days after Landlord’s request therefor.

14. ASSIGNMENT AND SUBLETTING.

(a) Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned: (1) advertise that any portion of the Premises is available for lease or cause or allow any such advertisement, (2) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, except in the event of a public offering of the shares of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections 14.(a)(2) through 14.(a)(6) being a "Transfer"). If Tenant requests Landlord’s consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. Tenant shall reimburse Landlord for its reasonable attorneys’ fees (not to exceed $1,000.00) and other expenses incurred in connection with considering any request for its consent to a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant’s obligations hereunder (however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor). Landlord’s consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Tenant’s rent obligations. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so. Notwithstanding the foregoing, nothing in this section or this Lease shall prevent the transfer of Tenant’s leasehold interest hereunder to an affiliate of Tenant or to another entity by merger or other reorganization or by the sale of stock of Tenant or by the sale of all or substantially all of Tenant’s assets.

(b) Tenant hereby assigns, transfers and conveys fifty percent (50%) of the consideration received by Tenant under any Transfer (other than a Permitted Transfer, as defined below), which are in excess of the rents payable by Tenant under this Lease (after the payment of all reasonable expenses related to the transfer, including, but not limited to, leasing commissions, all concessions, including tenant improvement allowances, and reasonable attorneys’ fees), and Tenant shall hold such amounts in trust for Landlord and pay them to Landlord within thirty (30) days after receipt.

(c) Notwithstanding Section 14(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”)to the following types of entities (a “Permitted Transferee”)without the written consent of Landlord:

(1) any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Tenant;

(2) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date of execution of this Lease; or

(3) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets if such entity’s Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date of execution of this Lease.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building or the Project, Landlord or other tenants of the Project. No later than fifteen (15) days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Transfers, (B) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. “Tangible Net Worth”means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”),excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 14.

15. CONDEMNATION. If more than thirty percent (30%) of the Premises is taken for any public or quasi-public use by right of eminent domain or private purchase in lieu thereof (a "Taking"),and the Taking prevents or materially interferes with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, either party may terminate this Lease by delivering to the other written notice thereof within thirty (30) days after the Taking, in which case rent shall be abated during the unexpired portion of the Term, effective as of the date of such Taking. If (a) less than thirty percent (30%) of the Premises are subject to a Taking or (b) the Taking does not prevent or materially interfere with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, then neither party may terminate this Lease, but the rent payable during the unexpired portion of the Term shall be reduced or abated to such extent as may be fair and reasonable under the circumstances. All compensation awarded for any Taking shall be the property of Landlord and Tenant assigns any interest it may have in any such award to Landlord; however, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill or for the taking of Tenant’s trade fixtures, if a separate award for such items is made to Tenant.

16. SURRENDER OF PREMISES, HOLDING OVER.

(a) No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the end of the Term, early termination of the Term as provided herein or the termination of Tenant’s right to possess the Premises, Tenant shall (1) deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (subject however to Tenant’s maintenance obligations) and damage by fire or other casualty excepted, and with the HVAC System and hot water equipment, light and light fixtures (including ballasts), and overhead doors and related equipment in good working order, reasonable wear and tear and damage by fire or other casualty excepted (subject, however, to Tenant’s maintenance obligations), (2) deliver to Landlord all keys to the Premises, and (3) remove all signage placed on the Premises, the Building, or the Land by or at Tenant’s request. All fixtures, alterations, additions, and improvements (whether temporary or permanent) shall be Landlord’s property and shall remain on the Premises except as provided in the next two sentences. Tenant may remove all trade fixtures, furniture, and personal property placed in the Premises by Tenant and described on Exhibit "C" (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). Additionally, Tenant shall remove such alterations, additions, improvements (except as otherwise provided in Section 6 of this Lease), fixtures, equipment, voice and data wiring, furniture, and other property as Landlord may request, provided such request is made not less than thirty (30) days prior to the end of the Term. Notwithstanding anything to the contrary contained herein, Tenant shall not remove the initial Improvements (as defined in Exhibit “B”).All items so requested to be moved which are not so removed shall, at the option of Landlord, be deemed abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items and Tenant shall pay for the reasonable costs incurred by Landlord in connection therewith. Any such disposition shall not be considered a strict foreclosure or other exercise of Landlord’s rights in respect of the security interest granted under Section 26 below. All work required of Tenant under this Section 16.(a) shall be coordinated with Landlord and be done in a good and workmanlike manner, in accordance with all applicable Laws, and so as not to damage the Building or unreasonably interfere with other tenants’ use of their premises. Tenant shall, at its expense, repair all damage caused by any work performed by Tenant under this Section 16.(a). Without limiting the generality of the foregoing, delivery of the Premises in compliance with this Section 16.(a) shall require that Tenant cause the following (which is not an exclusive list) to be true as of the date of surrender:

(1) All interior lights are operational and burning.

(2) All exhaust, ceiling and overhead fans are operational.

(3) Intentionally Deleted.

(4) Intentionally Deleted.

(5) Intentionally Deleted.

(6) All electrical conduit and wiring installed by Tenant specifically for Tenant’s equipment are removed to originating electrical panel if Landlord so requires. Landlord shall notify Tenant of such request during the Drawing approval process described in Exhibit “B”.To the best of Landlord’s knowledge, the Premises does not contain any wiring or electrical conduit as of the execution date of the Lease, other than those related to exterior lights and house panels.

(7) Interior and exterior doors are operational and in good condition.

(8) Any bolts secured to floor are cut off flush and sealed with epoxy.

(9) Intentionally Deleted.

(10) All furniture, trash and debris are removed.

(11) All pictures, posters, signage, stickers and all similar items are removed from all walls, windows, doors and all other interior and exterior surfaces of the Premises.

(12) Carpet areas are vacuumed.

(13) All uncarpeted office floors are swept and any excess wax buildup on tile and vinyl floors is removed.

(14) All Tenant installed computer cable is removed to point of origin. Landlord shall notify Tenant of such request during the Drawing approval process described in Exhibit “B”. To the best of Landlord’s knowledge upon reasonable inquiry, the Premises does not contain any computer cable as of the execution date of the Lease.

(15) All doors, windows, and miscellaneous hardware are operational if Landlord so requires.

(16) All heating, air conditioning and mechanical equipment is operational and in good working condition.

(17) Ceiling tiles, grid, light lenses, air grills and diffusers are in place with no holes or stains.

(18) There are no broken windows or other broken glass items.

(19) Bathroom walls, floors, and fixtures are clean.

(20) All plumbing fixtures are intact and operational and do not leak.

(21) Inside walls are reasonably clean and any holes in the walls or roof are properly and permanently patched.

(b) If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a Tenant at will and Tenant shall pay, in addition to the other rent due hereunder, a daily base rental equal to one hundred twenty-five percent (125%) of the daily Base Rent payable during the last month of the Term. Additionally, Tenant shall defend, indemnify, and hold harmless Landlord from any actual and direct, but not consequential damage, liability and expense (including reasonable attorneys’ fees and expenses) incurred because of such holding over. No payments of money by Tenant to Landlord after the Term shall reinstate, continue or extend the Term, and no extension of this Term shall be valid unless it is in writing and signed by Landlord and Tenant. For purposes of this Section 16.(b), the loss of a tenant or potential tenant (collectively, “Third Party Tenant”) and the rents payable by such Third Party Tenant due to Tenant’s failure to vacate the Premises at the expiration of the Term shall be deemed actual damages for which Tenant’s indemnity shall apply. To enforce the indemnity provisions set forth above, Landlord must provide evidence of such loss by providing Tenant with a copy (redacted as necessary to comply with the confidentiality provisions of such lease, provided that information necessary to confirm monetary losses shall not be redacted) of the lease executed by the Third Party Tenant.

17. QUIET ENJOYMENT. Provided Tenant has fully performed its obligations under this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from any party claiming by, through, or under Landlord.

18. EVENTS OF DEFAULT. Each of the following events shall constitute an "Event of Default" under this Lease:

(a) Tenant fails to pay any rent when due and such failure shall continue for five (5) days following written notice thereof from Landlord to Tenant; provided, however, Landlord shall be obligated to send only two (2) such written notices of default to Tenant in any calendar year during the Term, and after two (2) such written notices has been sent to Tenant in any calendar year, it shall be an Event of Default if Tenant fails to pay any rent or other amount due hereunder when due without notice.

(b) The filing of a petition by or against Tenant or any guarantor of Tenant’s obligations hereunder (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any debtor relief Law; (3) for the appointment of a liquidator, receiver, trustee, custodian, or similar official for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for reorganization or modification of Tenant’s capital structure (however, if any such petition is filed against Tenant, then the filing of such petition shall not constitute an Event of Default, unless it is not dismissed within 60 days after the filing thereof).

(c) Tenant fails to discharge any lien placed upon the Premises in violation of Section 22 below within thirty (30) days after any such lien or encumbrance is filed against the Premises.

(d) Tenant fails to comply with any term, provision or covenant of this Lease (other than those listed above in this Section 18), and such failure continues for thirty (30) days after written notice thereof to Tenant, except that if Tenant begins to cure its failure within the thirty (30) day period but cannot reasonably complete its cure within such period, then so long as Tenant continues to diligently attempt to cure its failure to completion, the thirty (30) day period shall be extended to such period as reasonably necessary to complete the cure.

19. REMEDIES.

(a) Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by Law, take any of the following actions:

(1) Terminate this Lease by giving, Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (A) all rent accrued hereunder through the date of termination, (B) all amounts due under Section 19.(b) below, and (C) an amount equal to (i) the total rent that Tenant would have been required to pay for the remainder of the Term discounted to a present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates",minus (ii) the then present fair rental value of the Premises for such period, similarly discounted; or

(2) Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (A) all rent and other amounts accrued hereunder to the date of termination of possession, (B) all amounts due from time to time under Section 19.(b) below, and (C) all rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period; however, Landlord shall not be obligated to relet the Premises and shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for a reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 19.(a)(2). If Landlord elects to proceed under this Section 19.(a)(2), it may at any time elect to terminate this Lease under Section 19.(a)(1) above.

Additionally, without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and except as required by applicable law, Landlord shall not be required to provide a new key or right of access to Tenant; provided, however, that Landlord shall provide Tenant reasonable access to remove its personal property as provided in Section 16 hereof.

(b) Tenant shall pay to Landlord all costs and expenses incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant’s or any other occupant’s property, (3) repairing, restoring, and reasonable costs for altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other reasonable costs incidental to such reletting), (5) performing Tenant’s obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses. Landlord’s acceptance of rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. Landlord’s receipt of rent with knowledge of any default by Tenant hereunder shall not be a waiver of such default, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless set forth in writing and signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term or violation of any other term. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right after notice to Tenant and a reasonable opportunity for Tenant to remove the property described on Exhibit "C" to (A) keep in place and use or (B) remove and store, at Tenant’s expense, all of the furniture, fixtures, equipment and other property deemed abandoned by Tenant in the Premises, including that which is owned by or leased to Tenant at all times before any repossession thereof by any lessor thereof or third party having a lien thereon. Landlord may relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (a "Claimant") who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of the instrument. The rights of Landlord herein stated are in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, and Tenant agrees that the rights herein granted Landlord are commercially reasonable. In the event of Tenant’s default which is not cured within applicable cure periods, Landlord agrees to use its commercially reasonable efforts to mitigate the damages on account of such default (provided that Landlord shall not be obligated to relet the Premises prior to other available space in the Project).

20. LANDLORD’S DEFAULT. If Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure, Tenant’s exclusive remedy shall be an action for damages. Unless Landlord fails to so cure such default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. In the event Landlord or Tenant shall be delayed, hindered or prevented from the performance of any act required hereunder of Landlord or Tenant by reason of acts of God, strikes, labor disputes of non-affiliated suppliers, weather, labor troubles of non-affiliated suppliers, inability to procure materials, the acts of Tenant or other causes beyond the reasonable control of Landlord or Tenant (other than with respect to the payment of rent), then the performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building or Project shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency. For purposes of this Section 20, the phrase “the interest of Landlord in the Building” shall include Landlord’s interest in insurance proceeds and condemnation proceeds, subject to the rights of any Landlord’s Mortgagee. Additionally, to the extent allowed by law, Tenant hereby waives any statutory lien it may have against Landlord or its assets, including without limitation, the Building.

Notwithstanding the foregoing, if Landlord fails to make any repairs or to perform any maintenance required of Landlord hereunder and within Landlord’s reasonable control, and such failure shall persist for thirty (30) days after written notice of the need for such repairs or maintenance is given to Landlord and unless Landlord has commenced such repairs or maintenance during such period and is diligently pursuing the same, Tenant may (but shall not be required to) following a second notice (which notice shall have a heading in at least 12-point type, bold and all caps “FAILURE TO RESPOND SHALL RESULT IN TENANT EXERCISING SELF-HELP RIGHTS”) and Landlord’s failure to commence repairs within five (5) days after receipt of such second notice, perform such repairs or maintenance in accordance with the provisions of this Lease governing Tenant’s repairs and Alterations and Landlord shall reimburse Tenant for all reasonable costs and expenses therefor within thirty (30) days after presentation of appropriate invoices and back-up documentation.

21. MORTGAGES.

(a) This Lease shall be subordinate to any deed of trust, mortgage or other security instrument (a "Mortgage"), and any ground lease, master lease, or primary lease (a "Primary Lease") that now or hereafter covers any portion of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as "Landlord’s Mortgagee"), and to increases, renewals, modifications, consolidations, replacements, and extensions thereof. However, any Landlord’s Mortgagee may elect to subordinate its Mortgage or Primary Lease (as the case may be) to this Lease by delivering written notice thereof to Tenant. The provisions of this Section 21 shall be self-operative, and no further instrument shall be required to effect such subordination; however, Tenant shall from time to time within ten days after request therefor, execute any instruments that may be required by any Landlord’s Mortgagee to evidence the subordination of this Lease to any such Mortgage or Primary Lease. If Tenant fails to execute the same within such ten-day period, Landlord may execute the same as attorney-in-fact for Tenant. Notwithstanding the foregoing, the subordination of this Lease to future Mortgages shall be subject to Tenant’s receipt of a non-disturbance agreement reasonably acceptable to Tenant which provides in substance that so long as Tenant is not in default under the Lease past applicable cure periods, its use and occupancy of the Premises shall not be disturbed notwithstanding any default of Landlord under such Mortgage.

(b) Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee an opportunity to perform Landlord’s obligations hereunder during any period expressly allowed Landlord hereunder.

(c) Notwithstanding any such attornment or subordination of a Mortgage or Primary Lease to this Lease, the Landlord’s Mortgagee shall not be liable for any acts of any previous landlord, shall not be obligated to install the Initial Improvements, and shall not be bound by any amendment to which it did not consent in writing nor any payment of rent made more than one month in advance.

(d) Tenant agrees to execute a Subordination, Non-Disturbance and Attornment Agreement in the form of Exhibit "F" attached hereto at the time of execution of this Lease. Landlord agrees that it will use good faith efforts to cause Landlord’s Mortgagee to execute such SNDA.

22. ENCUMBRANCES. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind Landlord’s property  or the interest of Landlord or Tenant in the Premises or the Building or to charge the rent for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall pay or cause to be paid all sums due for any labor performed or materials furnished in connection with any work performed on the Premises by or at the request of Tenant. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises.

23. MISCELLANEOUS.

(a) Words of any gender used in this Lease shall include any other gender, and words in the singular shall include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way affect the interpretation of this Lease. The following terms shall have the following meanings: "Laws" shall mean all federal, state, and local laws, rules, and regulations; all court orders, governmental directives, and governmental orders; and all restrictive covenants affecting Tenant or the Premises, and "Law" shall mean any of the foregoing; "affiliate" shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question; and "Tenant Party" shall include Tenant, any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any of their respective agents, contractors, employees, and invitees.

(b) Landlord may transfer and assign, in whole or in part, its rights and obligations in the Building and property that are the subject of this Lease, in which case Landlord shall have no further liability hereunder provided that Landlord’s assignee assumes all of Landlord’s obligations under this Lease. Each party shall furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

(c) Tenant shall, from time to time, within twenty (20) days after request of Landlord, deliver to Landlord, or Landlord’s designee, financial statements (provided that so long as Tenant is a public company for which such financial statements are available on the internet for no fee, then Tenant shall not be obligated to deliver same), evidence reasonably satisfactory to Landlord that Tenant has performed its obligations under this Lease including evidence of the payment of the Security Deposit), and an estoppel certificate stating that this Lease is in full effect, the date to which rent has been paid, the unexpired Term and such other factual matters pertaining to this Lease as may be reasonably requested by Landlord. If Tenant becomes a private entity during the Term of the Lease, then Tenant shall not be required to deliver annual financial statements to Landlord more than two (2) times per calendar year. Tenant shall be entitled to make such qualifications in such estoppel certificate as are necessary to make it factually accurate. Tenant’s obligation to furnish the above-described items in a timely fashion is a material inducement for Landlord’s execution of this Lease. If Tenant fails to execute any such estoppel certificate within such twenty (20) day period, Landlord may do so as attorney-in-fact for Tenant.

(d) This Lease constitutes the entire agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

(e) All obligations of Tenant hereunder not fully performed by the end of the Term shall survive, including, without limitation, all payment obligations with respect to Taxes and insurance and all obligations concerning the condition and repair of the Premises. Landlord’s obligations, including Landlord’s obligation to return the Security Deposit shall survive the expiration of the Term. Tenant shall, prior to vacating the Premises, pay to Landlord the prorated amount, as estimated by Landlord, of Tenant’s obligation hereunder for Operating Expenses for the year in which the Term ends. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be (and such obligation shall survive the expiration or termination of this Lease). Any Security Deposit held by Landlord may be credited against the amount due by Tenant under this Section 23(e).

(f) If any provision of this Lease is illegal, invalid or unenforceable, then the remainder of this Lease shall not be affected thereby, and in lieu of each such provision, there shall be added, as a part of this Lease, a provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(g) All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

(h) Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with this Lease except for Cushman & Wakefield of Texas, Inc. ("Broker").The Commission Agreement between Landlord and the Broker is attached hereto as Exhibit "L" and made a part hereof for all purposes. Tenant and Landlord shall each indemnify the other against all costs, attorneys’ fees, and other liabilities for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party. Landlord shall pay Broker a real estate commission pursuant to the terms and conditions of the Commission Agreement.

(i) If and when included within the term "Tenant",as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying an individual at a specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant",respectively, shall be bound by notices given in accordance with the provisions of Section 24 to the same effect as if each had received such notice.

(j) The terms and conditions of this Lease are confidential and neither Landlord nor Tenant shall disclose the terms of this Lease to any third party except as may be required by law or to enforce its rights hereunder.

(k) Tenant shall pay interest on all past-due rent from the date due until paid at the lesser of: (i) the maximum lawful rate; or (ii) twelve percent (12%) per annum. Notwithstanding the foregoing, the interest referenced above shall not be charged with respect to the first two (2) occurrences (but may be charged for any subsequent occurrence) during any twelve-month period that Tenant fails to make payment when due, until five (5) days after Landlord delivers written notice of such delinquency to Tenant.

(l) This Lease may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.

(m) TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH.

(n) Tenant represents and warrants as follows:

(i) Tenant represents and warrants to, and covenants with, Landlord that Tenant currently is not, and shall not be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”).

(ii) Tenant covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates is or shall be during the Term hereof a “Prohibited Person,” which is defined as follows: (A) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (B) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (C) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (D) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; (E) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (F) a person or entity who is affiliated with a person or entity listed in items (A) through (E), above.

(iii) At any time and from time-to-time during the Term, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Section 23(n).

(o) Landlord shall pay interest on all funds payable to Tenant which are past-due, from the date due until paid at the lesser of: (i) the maximum lawful rate; or (ii) twelve percent (12%) per annum. Notwithstanding the foregoing, the interest referenced above shall not be charged with respect to the first two (2) occurrences (but may be charged for any subsequent occurrence) during any twelve month period that Landlord fails to make payment when due, until five (5) days after Tenant delivers written notice of such delinquency to Landlord.

24. NOTICES. Each provision of this instrument or of any applicable Laws and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment hereunder shall be deemed to be complied with when and if the following steps are taken:

(a) All rent shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant’s obligation to pay rent shall not be deemed satisfied until such rent has been actually received by Landlord.

(b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith. Landlord’s obligation to make a payment shall not be deemed satisfied until such payment has actually been received by Tenant.

(c) Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered upon the earlier to occur of (1) tender of delivery (in the case of a hand delivered notice), (2) deposit in the United States Mail, postage prepaid, certified mail, return receipt requested, or (3) receipt by facsimile transmission, in each case, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith. If Landlord has attempted to deliver notice to Tenant at Tenant’s address reflected on Landlord’s books but such notice was returned or acceptance thereof was refused, then Landlord may post such notice in or on the Premises, which notice shall be deemed delivered to Tenant upon the posting thereof.

25. HAZARDOUS WASTE. The term "Hazardous Substances", as used in this Lease, shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law", which term shall mean any Law relating to health, pollution, or protection of the environment. Tenant hereby agrees that (a) no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant’s business activities (the "Permitted Activities")provided such Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; (b) the Premises will not be used in any manner for the storage of any Hazardous Substances except for any temporary storage of such materials that are used in the ordinary course of Tenant’s business (the "Permitted Materials")provided such Permitted Materials are properly stored in a manner and location satisfying all Environmental Laws and approved in advance in writing by Landlord; (c) no portion of the Premises will be used as a landfill or a dump; (d) Tenant will not install any underground tanks of any type; (e) Tenant will not cause any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; and (f) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed by Tenant, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. If at any time during or after the Term, the Premises are found to be so contaminated or subject to such conditions as a result of Tenant’s use of the Premises or breach of this Lease, Tenant shall defend, indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant. Unless expressly identified on an addendum to this Lease, as of the date hereof there are no "Permitted Activities"or "Permitted Materials"for purposes of the foregoing provision and none shall exist unless and until approved in writing by the Landlord. Landlord may enter the Premises, upon reasonable notice to Tenant, and conduct environmental inspections and tests therein as it may require from time to time, provided that Landlord shall use reasonable efforts to minimize the interference with Tenant’s business. Such inspections and tests shall be conducted at Landlord’s expense, unless they reveal the presence of Hazardous Substances (other than Permitted Materials) not present in the Premises at the Commencement Date and caused by Tenant or a Tenant Party, or that Tenant has not complied with the requirements set forth in this Section 25, in which case Tenant shall reimburse Landlord for the reasonable cost thereof within thirty (30) days after Landlord’s request therefor. Nothing in this Section shall require Tenant to indemnify Landlord for any matters arising out of or caused by the actions or omissions of Landlord, its employees, agents, contractors, licensees, or invitees. If applicable governmental agencies require the removal of Hazardous Substances that were not caused by Tenant or a Tenant Party, then Landlord shall cause such removal in accordance with applicable Environmental Laws at no cost to Tenant. If the Premises are untenantable during such remediation, then rent shall abate during such period of untenantability.

26. WAIVER OF LANDLORD’S LIEN. Landlord hereby waives any and all landlord’s liens (whether arising under statute, or constitution or otherwise) upon the property of Tenant situated in the Premises from time to time, and agrees that upon Tenant’s request Landlord shall execute Landlord’s standard form of landlord waiver. If Tenant or its lender requests changes to Landlord’s form or for Landlord to use a different form, then Tenant shall reimburse Landlord its reasonable attorneys’ fee in connection therewith.

TENANT ACKNOWLEDGES THAT (1) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD (EXCEPT AS MAY BE SET FORTH IN EXHIBIT "B" ATTACHED TO THIS LEASE), AND (2) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THOSE EXPRESSLY STATED IN THIS LEASE, IF ANY.

[Signature page follows]

EXECUTED by Tenant on July ____, 2008

TENANT:

Hallmark Financial Services, Inc.,
a Nevada corporation

By:
Name:
Title:

Address:	______________________________
Telephone:	______________________________
Fax:	______________________________

EXECUTED by Landlord on July ____, 2008

LANDLORD:
Legacy Tech IV Associates Limited Partnership,
a Delaware limited partnership

By:	Lincoln Legacy Tech IV, Ltd.,
a Texas limited partnership,
its General Partner

By: Lincoln GP Legacy Tech IV, Inc.,
a Texas corporation,
its General Partner

By:
Name: Thomas H. Kuhlmann
Title: Vice President

Address:	3300 Lincoln Plaza
500 North Akard
Dallas, Texas 75201
Telephone:	(214) 740-3300
Fax:	(214) 740-3404

EXHIBIT "A"

LINCOLN R&D LEGACY PHASE FOUR
Plano, Texas
Approximately 16,814 square feet
SITE PLAN OF PREMISES
(Building I - 58,100 square feet)

Bldg. 1
58,100 sf
Premises
Bldg. 2
65,100 sf
Bldg. 3
56,000 sf
PINECREST DRIVE
SITE PLAN

EXHIBIT “A-1”

THE LAND

Being a tract of land containing 16.1979 acres situated in the MARIA C. VELA SURVEY, ABSTRACT NO. 935, City of Plano, Collin County, Texas, being Lot 1, Block A of LINCOLN R&D IN LEGACY, PHASE IV, an addition to the City of Plano, Texas, according to the plat recorded in Volume 2007, Page 470, Map Records, Collin County, Texas, and being more particularly described as follows:

BEING of a tract of land out of the MARIA C. VELA SURVEY, Abstract No. 935, in the City of Plano, Collin County, Texas, being part of the 27.69 acre tract of land described as Tract 9 in deed to West Plano Land Company, LP, recorded in Collin County Clerk's File No. 20060920001358250 of the Land Records of Collin County, Texas, being all of Lot 1, Block A of Lincoln R&D In Legacy, Phase IV, Lots 1 and 2, Block A, an addition to the City of Plano according to the plat thereof recorded in Cabinet 2007, Page 470 of the Map Records of Collin County, Texas and being more particularly described as follows:

BEGINNING at an aluminum monument in concrete found in the east right-of-way line of Pinecrest Drive (60' ROW at this point) for the southwest corner of Lincoln R&D in Legacy, Phase III, an addition to the City of Plano according to the plat thereof recorded in Cabinet 2006, Page 783 of the Map Records of Collin County, Texas;

THENCE with the south line of said Lincoln R&D in Legacy, Phase III, North 89 degrees 51 minutes 50 seconds East, a distance of 520.57 feet to an aluminum monument in concrete found in the west line of Lincoln R&D in Legacy, Phase II, an addition to the City of Plano according to the plat thereof recorded in Cabinet N, Page 113 of the Map Records of Collin County, Texas;

THENCE with said west line, South 00 degrees 07 minutes 20 seconds East, a distance of 359.07 feet to a 5/8" iron rod found for corner;

THENCE with the south line of said Lincoln R&D in Legacy, Phase II, North 89 degrees 49 minutes 36 seconds East, a distance of 144.89 feet to a 1/2" iron rod found for the northwest corner of said Lincoln R&D in Legacy, Phase I;

THENCE with the west line of said Lincoln R&D in Legacy, Phase I, South 00 degrees 07 minutes 04 seconds East, a distance of 758.65 feet to a 5/8" iron rod set with a plastic cap stamped "KHA" (hereinafter called 5/8" iron rod set);

THENCE leaving the west line of said Lincoln R&D in Legacy, Phase I, the following courses and distances to wit:

South 89 degrees 52 minutes 56 seconds West, a distance of 716.44 feet to a 5/8" iron rod set for corner;

North 56 degrees 10 minutes 33 seconds West, a distance of 46.83 feet to a 5/8" iron rod set in the east right-of-way line of said Pinecrest Drive for the beginning of a non-tangent curve to the left with a radius of 1006.00 feet, a central angle of 24 degrees 26 minutes 52 seconds, and a chord bearing and distance of North 12 degrees 05 minutes 14 seconds East, 426.01 feet;

THENCE with said east right-of-way line, the following courses and distances to wit:

Northeasterly, with said curve, an arc distance of 429.26 feet to a 5/8" iron rod found for corner;

North 00 degrees 08 minutes 22 seconds West, a distance of 674.89 feet to the POINT OF BEGINNING and containing 705,581 square feet or 16.1979 acres of land.

EXHIBIT "B"

CONSTRUCTION AGREEMENT

1. Plans.

(a) Drawings. Tenant shall cause its space planner to prepare all plans and specifications (the "Drawings") necessary to construct the interior improvements of the Premises (the "Improvements"). The initial Drawings shall be delivered to Landlord as soon as reasonably practicable after the execution of this Lease, provided that if the Drawings are not delivered to Landlord by August 8, 2008, each day thereafter that the Drawings are not delivered to Landlord shall be considered a day of Tenant Delay. Landlord shall notify Tenant in writing whether it approves of the submitted Drawings within seven (7) days after Tenant's submission thereof, which approval shall not be unreasonably withheld, delayed or conditioned. If Landlord disapproves of such Drawings, then Landlord shall notify Tenant in writing thereof specifying in detail the reasons for such disapproval, in which case, Tenant shall correct the submitted Drawings and deliver them to Landlord for its approval within ten (10) days after Tenant receives Landlord's notice disapproving the submitted drawings. Landlord shall have five (5) days to approve or disapprove any resubmitted Drawings in writing, and Tenant shall have five (5) days to correct any such resubmitted Drawings disapproved by Landlord. This process shall be repeated until the Drawings have been finally approved. If Landlord fails to notify Tenant as set forth above that it disapproves of the initial Drawings within seven (7) days or any resubmitted Drawings within five (5) days after the submission thereof, then Landlord shall be deemed to have approved the Drawings.

(b) Changes. After approval of the Drawings, Landlord and Tenant shall initial the Drawings in question. Tenant may from time to time request changes to the Drawings by delivering written notice to Landlord, specifying in detail the requested change, which change shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. If Tenant requests any changes to any submitted Drawings, then (1) before any such change will be made, Tenant shall pay, or receive a credit against the Allowance (as defined below) for, the difference between (A) all additional costs in designing and constructing the Improvements as a result of any such changes and (B) any reductions in costs in designing and constructing the Improvements realized in connection with other change orders and (2) all delays in designing and constructing the Improvements caused by such changes shall not delay the Commencement Date.

2. Construction of Improvements. Landlord agrees that it will obtain bids from four (4) contractors (two (2) of which are selected by Landlord and reasonably acceptable to Tenant, and two (2) of which are selected by Tenant and reasonably acceptable to Landlord) for the construction of the Improvements and the contractor to be used shall be selected from these four (4) contractors and mutually acceptable to Landlord and Tenant. Landlord shall diligently construct the Improvements in accordance with the Drawings in a good and workmanlike manner using building standard materials unless otherwise specified in the Drawings and in compliance with Law (defined below) and shall obtain all permits, licenses, and all other governmental improvements requisite for the construction thereof. Any delay caused by Tenant in connection with the completion of the Improvements pursuant to this Exhibit “B” (collectively, the "Tenant Delays") shall extend the time allowed for Landlord to complete the work in question. By way of illustration, and not in limitation, of the foregoing:

(a) Any delay caused by Tenant in the preparation of the Drawings shall be charged to Tenant.

(b) Any delay resulting from a failure by Tenant to approve or reasonably reject any shop drawings, samples or models within five (5) business days of submission thereof shall be charged to Tenant.

(c) In the event Tenant requires specific products to be used in completion of Tenant's Work, any delay in Tenant's review of shop drawings, samples or models, or which results from Tenant's unreasonable later rejection of the specified products, shall be charged to Tenant, and if Tenant specifies particular suppliers of any material, any delay which results from a failure by such supplier to comply with delivery schedules necessary to maintain the normal progression of the work shall be charged to Tenant.

(d) Any delay which results from unavailability or delay in the delivery of any special equipment, including, but not limited to, computer systems, special communications equipment, or other equipment not associated with normal office uses, shall be charged to Tenant.

(e) Any delay which results from Tenant's requests for changes in the components of the Improvements.

(f) Any delay which results from Tenant's use of the Third Party Construction Administrator (as defined in Section 5 below).

(g) Notwithstanding anything herein, Tenant shall have the right to install its equipment (including, but not limited to, cabling, phone system and security) during the tenant space improvement process, and such activity shall not be deemed a Tenant Delay, unless Substantial Completion of the Improvements is delayed as a result of requirements or approvals required from the applicable governmental authorities for such activity or interference with the contractor's completion of the Improvements.

Notwithstanding anything contained herein to the contrary, in the event that Landlord deems any component or item of the Improvements requested by Tenant as “specific products”, “special equipment”, or similar equipment, Landlord shall notify Tenant in writing (prior to the date of Landlord's and Tenant's final approval of the Drawings) as to the estimated number of calendar days such item(s) shall delay Landlord's completion of the Improvements.

Landlord assumes no liability for special, consequential, or incidental damages of any kind whatsoever in connection with the design or construction of the Improvements, and makes no representations, warranties, or guaranties regarding the same, expressed or implied, including, without limitation, warranties of merchantability, fitness for a particular purpose, or of habitability. Notwithstanding the foregoing, Landlord shall be responsible (at Landlord’s sole expense) for the repair and maintenance of all Improvements constructed by Landlord pursuant to this Exhibit “B” (other than the maintenance required to be performed by Tenant pursuant to Section 4.(c) of the Lease) provided that written notice of the need for such repair or maintenance is given within one (1) year after the Commencement Date, so long as the damage requiring repair is not caused by Tenant, its employees, agents, contractors or invitees. Thereafter, Landlord will assign to Tenant all assignable contractor and manufacturer warranties it receives in connection with the construction of the Improvements.

3. Substantial Completion. "Substantial Completion" shall occur when each of the following conditions is satisfied: (a) the Improvements are substantially completed in accordance with the Drawings as certified by the Space Planner and in accordance with all applicable Laws and codes and regulations; (b) Landlord has tendered to Tenant physical possession of the Premises; (c) Building standard utility and electrical services are available to the Premises; (d) a certificate of occupancy (or a temporary permit, as applicable) has been issued by the applicable governmental authority which allows Tenant the legal right to occupy and conduct its day-to-day business in the Premises; and (e) the Premises have been thoroughly cleaned and all debris and construction materials have been removed. Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping, and mechanical adjustments remain to be completed by Landlord. Tenant shall prepare and deliver to Landlord a punch list of incomplete, minor, detail items within thirty (30) days after Substantial Completion and Landlord shall use all reasonable efforts to complete such items within thirty (30) days thereafter, except as to such items that, by their nature, will take a longer period to complete as set forth in the punch list with respect to which Landlord shall complete such items within a reasonable time. In the event that the Improvements are not Substantially Complete by November 15, 2008 (which date shall be extended to a later date by one day for each day of force majeure or Tenant Delay, and one day for each day after August 1, 2008, this Lease is fully executed (such extension being referred to as the “SC Extension”)) for any reason, then as Tenant’s sole remedies: (i) Landlord shall reimburse Tenant for the holdover portion of rent Tenant pays in connection with its existing leased premises to Tenant’s existing landlord, not to exceed $834.57 per day (the “Holdover Reimbursement”) for each day that the Improvements were not Substantially Complete after November 15, 2008 (subject to the SC Extension, if any); and (ii) at such time as Base Rent is payable under this Lease, Tenant’s Base Rent shall be abated one day for each day that the Improvements were not Substantially Complete after November 15, 2008 (subject to the SC Extension, if any); and (iii) if the Improvements are not Substantially Complete by February 15, 2009 (subject to the SC Extension, if any), then Tenant shall have the right to terminate this Lease upon written notice to Landlord given at any time thereafter and prior to Substantial Completion of the Improvements. If Tenant elects the termination remedy in subsection (iii) above, then Landlord’s obligation to pay the Holdover Reimbursement shall cease effective as of the date of termination (provided that Landlord’s obligation to pay any accrued Holdover Reimbursement shall survive such termination) and Tenant shall have no right to recover the value of the abated rent under subsection (ii) above.

4. Allocation of Construction Costs. Landlord shall pay up to $47.00 per rentable square foot in the Premises (the “Allowance”) toward the construction of the Improvements depicted on the Drawings (including above ceiling improvements, power requirements and demising of the Premises). All other work required to construct the Improvements over and above the Allowance (the "Additional Work") shall be performed at Tenant's expense. Tenant shall pay one-half of the costs required to be paid by Tenant hereunder upon Landlord's commencement of construction of the Premises and shall pay all remaining costs upon Substantial Completion. Tenant may elect to use all or any portion of its abated rent as payment for such excess costs. So long as not less than $32.00 per rentable square foot in the Premises is used for leasehold improvements depicted on the Drawings, Tenant may use any remaining allowance for cabling, furniture, fixtures and equipment, a Third Party Construction Administrator (as defined hereunder) and relocation costs.

5. Construction Management Fee. Although Landlord will oversee the construction of the Improvements, Landlord will not charge Tenant with a construction management fee. Tenant shall have the right, but not the obligation, to engage a third party construction manager (the “Third Party Construction Administrator”) to work in conjunction with the Landlord’s construction manager to oversee the completion of the Improvements. The Third Party Construction Administrator shall have access to all documents related to the completion of the Improvements, including, but not limited to, pricing bids from contractors and subcontractors, meeting minutes between parties relating to the completion of the Improvements and the Drawings. In addition, the Third Party Construction Administrator shall be invited to all meetings between the landlord’s construction manager and other parties involved in the completion of the Improvements. Any delay in the completion of the Improvements caused by the involvement of the Third Party Construction Administrator shall constitute a Tenant Delay as defined herein. Any fees charged by the Third Party Administrator shall be the sole responsibility of the Tenant’s for which Tenant may use a portion of the Allowance.

6. Shell Condition. The Building will be completed in its shell condition defined as follows: Upon Substantial Completion, the Building will be completed with the following improvements in accordance with the Building plans: (a) outside walls, windows and unfinished concrete floors, (b) Building standard electric service supplied to house panel provided in the Building and (c) Building common water line service running through the Building, and (e) sprinkler risers and main loop without the dropping of sprinkler heads.

EXHIBIT "C"

TENANT'S PERSONAL PROPERTY

All furniture, movable equipment and other personal property that is not attached to the floors, walls or ceiling of the Premises; and any other fixture, equipment, or other item, regardless of the manner of attachment, that is used primarily in Tenant's trade or business and that can be removed without material damage to the Building and without unreasonable interference with other tenants' use and enjoyment of their leased premises, including, without limitation, the following:

1. the personal property and fixtures of Tenant's Customers, Contractors or Employees.

[To be completed by Tenant after execution of Lease, with final Exhibit C to be slip sheeted into original executed Lease]

EXHIBIT "D"

RULES AND REGULATIONS

Landlord shall have the right to prescribe the weight, position and manner of installation of heavy equipment which, if considered reasonably necessary by Landlord, shall be installed in a manner which shall insure satisfactory weight distribution. The time, routing and manner of moving such heavy equipment shall be subject to prior approval by Landlord.

1. Tenant, or the employees, agents, visitors or licensees of Tenant, shall not at any time place, leave or discard any rubbish, paper, articles or objects of any kind whatsoever outside the doors of the Premises or the Property. No animals or birds shall be brought or kept in or about the Premises or the Property with the exception of animals used to assist handicapped individuals.

2. Canvassing, soliciting or peddling in or about the Premises or the Property is prohibited and Tenant shall cooperate to prevent same.

3. Landlord shall have the right to exclude any person from the Property other than during customary business hours, and any person in the Property will be subject to identification by employees and agents of Landlord. All persons in or entering the Property shall be required to comply with the security policies of the Property. If Tenant desires any additional security service for the Premises or the Property, Tenant shall have the right (with the prior written consent of Landlord) to obtain such additional service at Tenant's sole cost and expense. Tenant shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect its property from theft, loss or damage. Except as expressly set forth in the Lease, Landlord shall not be responsible for the theft, loss or damage of any property or for any error with regard to the exclusion from or admission to the Premises or the Property of any person. In case of invasion, mob, riot or public excitement, Landlord reserves the right to prevent access to the Premises or the Property during the continuance of same by closing the doors or taking other measures for the safety of the tenants and protection of the Premises or the Property and property or persons therewith.

4. Tenant shall not cause or permit any odors to permeate in or emanate from the Premises or the Property, or permit or suffer the Premises or the Property to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Premises or the Property by reason of light, radiation, magnetism, noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business in the Premises or the Property.

5. All keys in Tenant’s possession shall be returned to Landlord upon the termination of this Lease and Tenant shall give to Landlord the explanations of the combinations of all safes, vaults and combination locks remaining with the Premises. Landlord may at all times keep a pass key to the Premises. All entrance doors to the Premises shall be left closed at all times and left locked when the Premises are not in use.

6. Tenant shall give immediate notice to Landlord in case of any emergency at the Premises or the Property known by Tenant.

7. Tenant shall not advertise for temporary laborers giving the Premises or the Property as an address, nor pay such laborers at a location in the Premises or the Property.

8. No portion of the Premises or any part of the Property shall at any time be used or occupied as sleeping or lodging quarters.

9. The toilet rooms, urinals, wash bowls and other apparatus in the Premises shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who or whose employees or invitees shall have caused it.

10. Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Premises or the Property.

11. Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its reasonable judgment shall, from time to time, be required for the safety, protection, care and cleanliness of the Property, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees, and invitees, in which case Landlord will notify Tenant of such changes, which rules and regulations shall be binding upon it following notice thereof in like manner as if originally herein prescribed.

12. Tenant shall park trailers and other oversized vehicles only in areas designated by Landlord for the parking of trailers or oversized vehicles.

13. Tenant shall not utilize the Premises for outside storage except with the written consent of Landlord.

EXHIBIT "E"

RENEWAL OPTION

If, at the end of the then-current term of this Lease, Tenant is not in default of any of the terms, conditions, or covenants of the Lease (beyond the expiration of any applicable notice and cure period provided in this Lease), Tenant, but not any assignee or subtenant of Tenant (other than a Permitted Transferee), is hereby granted two (2) options to renew this Lease for an additional term of five (5) years each upon the same terms and conditions contained in this Lease with the following exceptions:

1. Following the second renewal option term Tenant will have no further renewal options unless granted by Landlord in writing; and

2. Base rent for the renewed term shall be based on the then prevailing rental rates for properties of comparable quality, function and location, and taking into account all tenant concessions and inducements with the length of the Lease term, credit standing of Tenant, and all other relevant factors to be taken into account ("Fair Market Value Rate"). If Tenant desires to renew this Lease, Tenant will notify Landlord in writing of its intention to renew no later than one hundred eighty (180) days prior to the expiration date of the then-current Term of the Lease. Landlord shall, within the next fifteen (15) days, after receipt of such notice, deliver to Tenant the Fair Market Value Rate and terms with respect to the renewal term. Tenant shall have fifteen (15) days to accept or reject such proposed Fair Market Value Rate and terms. In the event Tenant rejects such proposed Fair Market Value Rate and terms and Landlord and Tenant are thereafter unable to agree upon the Fair Market Value Rate and terms to be applicable during the renewal term, the Fair Market Value Rate as of commencement of the renewal term shall be determined as follows: within thirty (30) days after receipt of Landlord’s notice specifying the Fair Market Value Rate, Tenant, at its sole cost, shall obtain and deliver in writing to Landlord a determination of the Fair Market Value Rate for the Premises for a term equal to the renewal term from a broker ("Tenant’s Broker") licensed in the State of Texas and engaged in the office brokerage business in the vicinity of the Building for at least the immediately preceding five (5) years. If Landlord accepts such determination, the base rent for the renewal term shall be adjusted to an amount based upon the Fair Market Value Rate determined by Tenant’s Broker. If Landlord does not accept such determination within fifteen (15) days after receipt of the determination by Tenant’s Broker, Landlord shall designate a broker ("Landlord’s Broker") licensed in the State of Texas and engaged in the office brokerage business in the Plano/Frisco Business Districts for at least the immediately preceding five (5) years. If Landlord’s Broker and Tenant’s Broker cannot together agree on the Fair Market Value Rate, Landlord’s Broker and Tenant’s Broker shall name a third broker, similarly qualified, within five (5) days after the appointment of Landlord’s Broker. Each of said three (3) brokers shall determined the Fair Market Value Rate for the Premises as of the commencement of the renewal term for a term equal to the renewal term within fifteen (15) days after the appointment of the third broker. The rent payable by Tenant effective as of the commencement of the renewal term shall be adjusted to an amount equal to the arithmetic average of such three determinations; provided, however, that if any such broker’s determination deviates more than ten percent (10%) from the median of such determinations, the rent payable shall be an amount equal to the average of the two closest determinations. Landlord shall pay the costs and fees of Landlord’s Broker in connection with any determination hereunder, and Tenant shall pay the costs and fees of Tenant’s Broker in connection with such determination. The costs and fees of any third broker shall be paid one-half (½) by Landlord and one-half by Tenant. At either party’s election, it may designate an MAI Appraiser instead of a broker, in which event all references in this Exhibit “E” to “broker” shall be deemed to refer to “appraiser”.

EXHIBIT "F"

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") dated July ______, 2008, is made among HALLMARK FINANCIAL SERVICES, INC., a Nevada corporation ("Tenant"), LINCOLN LEGACY TECH IV, LTD., a Texas limited partnership ("Landlord"), and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent and any successor appointed by the Lenders as Administrative Agent ("Administrative Agent").

WHEREAS, Administrative Agent and certain other lenders (herein, the "Lenders") made a loan (the "Loan") to Landlord secured by, among other things, a Deed of Trust, Assignment of Rents and Leases, Security Agreement, Fixture Filing and Financing Statement, executed by Landlord to Administrative Agent (herein, as it may have been or may be from time to time renewed, extended, amended or supplemented, called the "Mortgage"), recorded as Document Number 20071023001452610 in the Real Property Records of Collin County, Texas, covering, among other property, the land (the "Land") described in Exhibit "A" which is attached hereto and incorporated herein by reference, and the improvements ("Improvements") thereon (such Land and Improvements being herein together called the "Property");

WHEREAS, Tenant is the tenant under a lease from Landlord dated July ______, 2008 (herein, as it may from time to time be renewed, extended, amended or supplemented, called the "Lease"), covering a portion of the Property (said portion being herein referred to as the "Premises"); and

WHEREAS, the term "Landlord" as used herein means the present landlord under the Lease or, if the landlord's interest is transferred in any manner, the successor(s) or assign(s) occupying the position of landlord under the Lease at the time in question.

NOW, THEREFORE, in consideration of the mutual agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Subordination. Tenant agrees and covenants that the Lease and the rights of Tenant thereunder, all of Tenant's right, title and interest in and to the property covered by the Lease, and any lease thereafter executed by Tenant covering any part of the Property, are and shall be subject, subordinate and inferior to (a) the Mortgage and the rights of Administrative Agent and the other Lenders thereunder, and all right, title and interest of Administrative Agent and the Lenders in the Property, and (b) all other security documents now or hereafter securing payment of any indebtedness of the Landlord (or any prior landlord) to Administrative Agent and the other Lenders which cover or affect the Property (the "Security Documents"). This Agreement is not intended and shall not be construed to subordinate the Lease to any mortgage, deed of trust or other security document other than those referred to in the preceding sentence, securing the indebtedness to Administrative Agent and other Lenders.

2. Non-Disturbance. Administrative Agent, on behalf of itself and the other Lenders, agrees that so long as the Lease is in full force and effect and Tenant is not in default in the payment of rent, additional rent or other payments or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant’s part to be performed (beyond the period, if any, specified in the Lease within which Tenant may cure such default), (a) Tenant's possession of the Premises under the Lease shall not be disturbed or interfered with by Administrative Agent or the other Lenders in the exercise of any of its foreclosure rights under the Mortgage or conveyance in lieu of foreclosure, and (b) Administrative Agent and the other Lenders will not join Tenant as a party defendant for the purpose of terminating Tenant's interest and estate under the Lease in any proceeding for foreclosure of the Mortgage.

3. Attornment.

(a) Tenant covenants and agrees that in the event of foreclosure of the Mortgage, whether by power of sale or by court action, or upon a transfer of the Property by conveyance in lieu of foreclosure (the purchaser at foreclosure or the transferee in lieu of foreclosure, including Administrative Agent or any other Lender if it is such purchaser or transferee, being herein called "New Owner"), Tenant shall attorn to the New Owner as Tenant's new landlord, and agrees that the Lease shall continue in full force and effect as a direct lease between Tenant and New Owner upon all of the terms, covenants, conditions and agreements set forth in the Lease and this Agreement, except for provisions which are impossible for New Owner to perform; provided, however, that in no event shall the New Owner be:

(i) liable for any act, omission, default, misrepresentation, or breach of warranty, of any previous landlord (including Landlord) or obligations accruing prior to New Owner's actual ownership of the Property;

(ii) subject to any offset, defense, claim or counterclaim which Tenant might be entitled to assert against any previous landlord (including Landlord);

(iii) bound by any payment of rent, additional rent or other payments, made by Tenant to any previous landlord (including Landlord) for more than one (1) month in advance;

(iv) bound by any amendment, or modification of the Lease hereafter made, or consent, or acquiescence by any previous landlord (including Landlord) under the Lease to any assignment or sublease hereafter granted, without the written consent of Administrative Agent; or

(v) liable for any deposit that Tenant may have given to any previous landlord (including Landlord) which has not, as such, been transferred to New Owner.

(b) The provisions of this Agreement regarding attornment by Tenant shall be self- operative and effective without the necessity of execution of any new lease or other document on the part of any party hereto or the respective heirs, legal representatives, successors or assigns of any such party. Tenant agrees, however, to execute and deliver upon the request of New Owner, any instrument or certificate which in the reasonable judgment of New Owner may be necessary or appropriate to evidence such attornment, including a new lease of the Premises on the same terms and conditions as the Lease for the unexpired term of the Lease.

4. Estoppel Certificate. Tenant agrees to execute and deliver from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or obligations secured by the Mortgage, a certificate regarding the status of the Lease, consisting of statements, if true (or if not, specifying why not), (a) that the Lease is in full force and effect, (b) the date through which rentals have been paid, (c) the date of the commencement of the term of the Lease, (d) the nature of any amendments or modifications of the Lease, (e) to the best of Tenant's knowledge no default, or state of facts which with the passage of time or notice (or both) would constitute a default, exists under the Lease, (f) to the best of Tenant's knowledge, no setoffs, recoupments, estoppels, claims or counterclaims exist against Landlord, and (g) such other matters as may be reasonably requested.

5. Acknowledgment and Agreement by Tenant. Tenant acknowledges and agrees as follows:

(a) Tenant acknowledges that Landlord will execute and deliver to Administrative Agent in connection with the financing of the Property an Assignment of Leases and Rents (which may be a separate agreement or included within the Mortgage). Tenant hereby expressly consents to such assignment and agrees that such assignment shall, in all respects, be superior to any interest Tenant has in the Lease of the Property, subject to the provisions of this Agreement. Tenant will not amend, alter or waive any provision of, or consent to the amendment, alteration or waiver of any provision of the Lease without the prior written consent of Administrative Agent. Tenant shall not prepay any rents or other sums due under the lease for more than one (1) month in advance of the due date therefor. Tenant acknowledges that Administrative Agent and the other Lenders will rely upon this instrument in connection with such financing.

(b) Administrative Agent and the other Lenders, in making any disbursements to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such proceeds may be used by Landlord for purposes other than improvement of the Property.

(c) From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right (i) until it has given written notice of such act or omission to the Administrative Agent; and (ii) until the same period of time as is given to Landlord under the Lease to cure such act or omission shall have elapsed following such giving of notice to Administrative Agent and following the time when Administrative Agent shall have become entitled under the Mortgage to remedy the same, but in any event 30 days after receipt of such notice or such longer period of time as may be necessary to cure or remedy such default, act, or omission including such period of time necessary to obtain possession of the Property and thereafter cure such default, act, or omission, during which period of time Administrative Agent shall be permitted to cure or remedy such default, act or omission; provided, however, that Administrative Agent shall have no duty or obligation to cure or remedy any breach or default. It is specifically agreed that Tenant shall not, as to Administrative Agent, require cure of any such default which is personal to Landlord, and therefore not susceptible to cure by Administrative Agent.

(d) In the event that Administrative Agent notifies Tenant of a default under the Mortgage or Security Documents and demands that Tenant pay its rent and all other sums due under the Lease directly to Administrative Agent, Tenant shall honor such demand and pay the full amount of its rent and all other sums due under the Lease directly to Administrative Agent, without offset, or as otherwise required pursuant to such notice beginning with the payment next due after such notice of default, without inquiry as to whether a default actually exists under the Mortgage or Security Documents and notwithstanding any contrary instructions of or demands from Landlord.

(e) Tenant shall send a copy of any notice or statement under the Lease to Administrative Agent at the same time such notice or statement is sent to Landlord if such notice or statement has a material impact on the economic terms, operating covenants or duration of the Lease.

(f) Tenant has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, same is hereby acknowledged to be subject and subordinate to the Mortgage and is hereby waived and released as against Administrative Agent and New Owner.

(g) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement and Tenant waives any requirement to the contrary in the Lease.

(h) Intentionally Deleted.

(i) Notwithstanding anything to the contrary in the Lease or the Security Documents, neither Administrative Agent, the Lenders nor any New Owner shall be liable for or bound by any Construction-Related Obligation under the Lease. As used herein, a "Construction-Related Obligation" means any obligation of Landlord under the Lease to make, pay for, or reimburse Tenant for any alterations, demolition, or other improvements or work at the Property, including the Premises. Notwithstanding the foregoing, if as of or after the date of attornment, Tenant is owed all or part of the Allowance (as described and defined in the Lease), then New Owner shall pay to Tenant within thirty (30) days after demand therefor by Tenant or on the date payment is due under the Lease, whichever is later, the lesser of (A) the unpaid portion of the Allowance due and payable to Tenant under the Lease, and (B) an amount equal to the product of $30.00 multiplied by the rentable square footage of the initial Premises less any amounts previously funded in connection with Tenant’s improvements (herein, the "Budgeted TI Allowance"). New Owner shall have no obligation to Tenant to pay any amount in excess of the Budgeted TI Allowance and Tenant acknowledges and agrees that the failure by New Owner to pay amounts in excess of the Budgeted TI Allowance shall not constitute a default by New Owner under the Lease or entitle Tenant to terminate the Lease or offset or abate rent.

(j) Administrative Agent, the Lenders and any New Owner shall have no obligation nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord's title, and Landlord’s authority, except for any express warranties contained in the Lease regarding habitability or possession.

(k) In the event that Administrative Agent or any New Owner shall acquire title to the Premises or the Property, Administrative Agent or such New Owner shall have no obligation, nor incur any liability, beyond Administrative Agent's or New Owner's then equity interest, if any, in the Property or the Premises, and Tenant shall look exclusively to such equity interest of Administrative Agent or New Owner, if any, for the payment and discharge of any obligations imposed upon Administrative Agent or New Owner hereunder or under the Lease or for recovery of any judgment from Administrative Agent, or New Owner, and in no event shall Administrative Agent, New Owner, nor any of their respective officers, directors, shareholders, agents, representatives, servants, employees or partners ever be personally liable for such judgment.

(l) Tenant has never permitted, and will not permit, the generation, treatment, storage or disposal of any hazardous substance as defined under federal, state, or local law, on the Premises or Property except for such substances of a type and only in a quantity normally used in connection with the occupancy or operation of buildings (such as non-flammable cleaning fluids and supplies normally used in the day to day operation of first class establishments similar to the Improvements), which substances are being held, stored, and used in strict compliance with federal, state, and local laws. Tenant shall be solely responsible for and shall reimburse and indemnify Landlord, New Owner or Administrative Agent, as applicable, for any loss, liability, claim or expense, including without limitation, cleanup and all other expenses, including, without limitation, legal fees that Landlord, New Owner or Administrative Agent, as applicable, may incur by reason of Tenant's violation of the requirements of this Paragraph 5(l).

6. Acknowledgment and Agreement by Landlord. Landlord, as landlord under the Lease and grantor under the Mortgage, acknowledges and agrees for itself and its heirs, representatives, successors and assigns, that: (a) this Agreement does not constitute a waiver by Administrative Agent or the other Lenders of any of their rights under the Mortgage or Security Documents, or in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Mortgage or Security Documents; (b) the provisions of the Mortgage or Security Documents remain in full force and effect and must be complied with by Landlord; and (c) Tenant is hereby authorized to pay its rent and all other sums due under the Lease directly to Administrative Agent upon receipt of a notice as set forth in paragraph 5(d) above from Administrative Agent and that Tenant is not obligated to inquire as to whether a default actually exists under the Mortgage, Security Documents or otherwise in connection with the Loan. Landlord hereby releases and discharges Tenant of and from any liability to Landlord resulting from Tenant's payment to Administrative Agent in accordance with this Agreement. Landlord represents and warrants to Administrative Agent that a true and complete copy of the Lease has been delivered by Landlord to Administrative Agent.

7. Lease Status. Landlord and Tenant certify to Administrative Agent that neither Landlord nor Tenant has knowledge of any default on the part of the other under the Lease, that the Lease is bona fide and contains all of the agreements of the parties thereto with respect to the letting of the Premises and that all of the agreements and provisions therein contained are in full force and effect.

8. Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telegram, telex, or facsimile, by expedited delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified at the end of this Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or facsimile, upon receipt. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. This Paragraph 8 shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in the Lease or in any document evidencing, securing or pertaining to the Loan or to require giving of notice or demand to or upon any person in any situation or for any reason.

9. Miscellaneous.

(a) This Agreement supersedes any inconsistent provision of the Lease.

(b) Nothing contained in this Agreement shall be construed to derogate from or in any way impair, or affect the Loan or the lien, security interest or provisions of the Mortgage or Security Documents.

(c) This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns, and any New Owner, and its heirs, personal representatives, successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Administrative Agent, all obligations and liabilities of the assigning Administrative Agent under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Administrative Agent's interest is assigned or transferred; and provided further that the interest of Tenant under this Agreement may not be assigned or transferred without the prior written consent of Administrative Agent.

(d) THIS AGREEMENT AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND APPLICABLE UNITED STATES FEDERAL LAW.

(e) The words "herein", "hereof", "hereunder" and other similar compounds of the word "here" as used in this Agreement refer to this entire Agreement and not to any particular section or provision.

(f) This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

(g) If any provision of the Agreement shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not apply to or affect any other provision hereof, but this Agreement shall be construed as if such invalidity, illegality, or unenforceability did not exist.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the date first above written.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

ADDRESS OF ADMINISTRATIVE AGENT:	ADMINISTRATIVE AGENT:

Bank of America, N.A. 901 Main Street, 20th Floor Dallas, TX 75202 Attention: Real Estate Loan Administration	BANK OF AMERICA, N.A., a national banking association, as Administrative Agent
By:
Name:
Title:

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this ____ day of ___________, 2008, by ____________________, ___________________of Bank of America, N.A., a national banking association, on behalf of said association.

Printed Name:
Notary Public, State of Texas

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT -
ADMINISTRATIVE AGENT SIGNATURE PAGE

ADDRESS OF TENANT:	TENANT:

____________________________________	HALLMARK FINANCIAL SERVICES, INC.
____________________________________	a Nevada corporation
____________________________________
____________________________________
Attention:_______________________	By: _____________________________________
Name: ___________________________________
Title: ____________________________________

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this ______ day of ______________, 2008, by ________________________, ________________________of Hallmark Financial Services, Inc., a Nevada corporation, on behalf of said corporation.

Printed Name:
Notary Public, State of Texas

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT -
TENANT SIGNATURE PAGE

ADDRESS OF LANDLORD:	LANDLORD:

LINCOLN LEGACY TECH IV, LTD.	LINCOLN LEGACY TECH IV, LTD.
c/o Lincoln Property Company	a Texas limited partnership
500 N. Akard Street, Suite 3300
Dallas, Texas 75201	By:	Lincoln GP Legacy Tech IV, Inc.,
Attention:_________________________		a Texas corporation

By: ______________________________
Name: ______________________________
Title: ______________________________

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this       day of                      , 2008, by                                                 ,                                          of Lincoln GP Legacy Tech IV, Inc., a Texas corporation, the general partner of Lincoln Legacy Tech IV, Ltd., a Texas limited partnership, on behalf of said corporation and partnership.

________________________________________________
Printed Name: ____________________________________
Notary Public, State of Texas

EXHIBIT "A"

LEGAL DESCRIPTION OF THE LAND

Being a tract of land containing 16.1979 acres situated in the MARIA C. VELA SURVEY, ABSTRACT NO. 935, City of Plano, Collin County, Texas, being Lot 1, Block A of LINCOLN R&D IN LEGACY, PHASE IV, an addition to the City of Plano, Texas, according to the plat recorded in Volume 2007, Page 470, Map Records, Collin County, Texas, and being more particularly described as follows:

BEING of a tract of land out of the MARIA C. VELA SURVEY, Abstract No. 935, in the City of Plano, Collin County, Texas, being part of the 27.69 acre tract of land described as Tract 9 in deed to West Plano Land Company, LP, recorded in Collin County Clerk's File No. 20060920001358250 of the Land Records of Collin County, Texas, being all of Lot 1, Block A of Lincoln R&D In Legacy, Phase IV, Lots 1 and 2, Block A, an addition to the City of Plano according to the plat thereof recorded in Cabinet 2007, Page 470 of the Map Records of Collin County, Texas and being more particularly described as follows:

BEGINNING at an aluminum monument in concrete found in the east right-of-way line of Pinecrest Drive (60' ROW at this point) for the southwest corner of Lincoln R&D in Legacy, Phase III, an addition to the City of Plano according to the plat thereof recorded in Cabinet 2006, Page 783 of the Map Records of Collin County, Texas;

THENCE with the south line of said Lincoln R&D in Legacy, Phase III, North 89 degrees 51 minutes 50 seconds East, a distance of 520.57 feet to an aluminum monument in concrete found in the west line of Lincoln R&D in Legacy, Phase II, an addition to the City of Plano according to the plat thereof recorded in Cabinet N, Page 113 of the Map Records of Collin County, Texas;

THENCE with said west line, South 00 degrees 07 minutes 20 seconds East, a distance of 359.07 feet to a 5/8" iron rod found for corner;

THENCE with the south line of said Lincoln R&D in Legacy, Phase II, North 89 degrees 49 minutes 36 seconds East, a distance of 144.89 feet to a 1/2" iron rod found for the northwest corner of said Lincoln R&D in Legacy, Phase I;

THENCE with the west line of said Lincoln R&D in Legacy, Phase I, South 00 degrees 07 minutes 04 seconds East, a distance of 758.65 feet to a 5/8" iron rod set with a plastic cap stamped “KHA” (hereinafter called 5/8” iron rod set);

THENCE leaving the west line of said Lincoln R&D in Legacy, Phase I, the following courses and distances to wit:

South 89 degrees 52 minutes 56 seconds West, a distance of 716.44 feet to a 5/8” iron rod set for corner;

North 56 degrees 10 minutes 33 seconds West, a distance of 46.83 feet to a 5/8” iron rod set in the east right-of-way line of said Pinecrest Drive for the beginning of a non-tangent curve to the left with a radius of 1006.00 feet, a central angle of 24 degrees 26 minutes 52 seconds, and a chord bearing and distance of North 12 degrees 05 minutes 14 seconds East, 426.01 feet;

THENCE with said east right-of-way line, the following courses and distances to wit:

Northeasterly, with said curve, an arc distance of 429.26 feet to a 5/8” iron rod found for corner;

North 00 degrees 08 minutes 22 seconds West, a distance of 674.89 feet to the POINT OF BEGINNING and containing 705,581 square feet or 16.1979 acres of land.

EXHIBIT "G"

EARLY TERMINATION OPTION

Tenant shall have a one-time option to terminate this Lease as of the last day of the sixty-second (62nd) month of the Lease Term (the “Early Termination Date”),provided Tenant gives notice thereof to Landlord not less than one hundred eighty (180) days prior to the Early Termination Date and provided Tenant is not in default beyond the expiration of any applicable notice and cure period provided in the Lease at the time of the giving of such notice nor on the Early Termination Date (provided that Tenant shall remain obligated to cure each such default notwithstanding any early termination of the Lease). Additionally, Tenant’s right to terminate hereunder is conditioned upon: (a) the payment in full by Tenant of all Rent through and including the Early Termination Date; and (b) not later than three (3) months prior to the Early Termination Date, Tenant shall pay Landlord the cash sum of: (i) one (1) month of Base Rent due at the rate in effect on the Early Termination Date, together with one (1) month of Tenant’s Proportionate Share of Operating Expenses and Taxes at the rate in effect on the Early Termination Date; plus (ii) the unamortized cost of all tenant improvement allowances and leasing commissions paid by Landlord in connection with the Lease (using an interest rate of eight percent (8%) per annum) (collectively, the “Termination Payment”). If Tenant has timely exercised its early termination right, then after Landlord’s receipt of the Termination Payment, and so long as Tenant has surrendered the Premises in the condition required under this Lease, neither party shall have any rights, liabilities or obligations under this Lease for the period accruing after the Early Termination Date, except those which, by the provisions of this Lease, expressly survive the termination of this Lease. If Tenant fails to timely notify Landlord of Tenant’s exercise of its early termination right or fails to timely pay the Termination Payment, time being of the essence, then Tenant’s rights under this Exhibit shall be null and void.

Notwithstanding the foregoing, Tenant’s right to terminate the Must-Take Space or any Expansion Space will be subject to an adjusted termination payment (for the Must-Take Space and/or the Expansion Space) which quantifies a minimum sixty-two (62) month occupancy along with prorated payments for tenant improvements and commissions (such payments prorated specifically to the adjusted term). Tenant shall not be responsible for any unamortized tenant improvements and commissions of any period during which Tenant has prepaid or continues to pay its Base Rent obligations.

EXHIBIT "H"

MUST-TAKE SPACE

Tenant shall, effective as of October 1, 2010 (the “Must-Take Commencement Date”),lease an additional 7,127 rentable square feet of space in the Building contiguous to the Premises as shown on Exhibit “H-1” attached hereto (the “Must-Take Space”). Effective as of the Must-Take Commencement Date, the term “Premises,” as used in the Lease, shall be and include the original Premises (as same may be expanded) and the Must-Take Space. The terms and conditions of the Must-Take Space shall be the same as the initial Premises (as same exist on the Must-Take Commencement Date) except the Allowance shall equal $38.71 per rentable square foot contained in the Must-Take Space (less any portion of the Early Allowance [as defined in the paragraph below] used by Tenant) (the “Must-Take Allowance”).Subject to the provisions of this Exhibit “H”,all improvements to the Must Take Space shall be completed in accordance with the Work Letter attached to the Lease as Exhibit “B”.

Tenant may elect upon written notice received by Landlord prior to Substantial Completion of the Improvements (performed pursuant to Exhibit “B”),to use up to $5.00 per square foot of the Must-Take Allowance in connection with such Improvements (the “Early Allowance”).

EXHIBIT "H-1"

MUST-TAKE SPACE

EXHIBIT H-1
Phoenix Indemnity Insurance
"Must-Take Space"
7,127 S.F.
06-16-08

Phoenix
Must Take
7,127 S.F.
Phoenix Indemnity Insurance
Initial Premises
16,814 S.F.
N
PLAN NORTH
N
TRUE NORTH

LINCOLN R&D PHASE IV - BLDG. 1

6500 Pinecrest Drive Plano, Texas 75024

ENTOS design

EXHIBIT "I"

EXPANSION OPTION

During the first twelve (12) months of the Term, Tenant shall have the right to lease additional space in the Building contiguous to the Must-Take Space in one of the following increments: (i) 2,433 rentable square feet; (ii) 3,650 rentable square feet; (iii) 4,866 rentable square feet; (iv) 6,083 rentable square feet; or (v) 7,300 rentable square feet, each as shown on Exhibit “I-1” attached hereto (the “Expansion Space”) by delivering written notice to Landlord of such election prior to the expiration of such twelve-month period. Tenant shall not have the right to modify the square footage amounts set forth in the previous sentence. Tenant’s notice shall contain which space Tenant has elected, and the date upon which the Expansion Space will be included within the Premises, provided that such date shall not be later than the expiration of such twelve-month period (the “Expansion Commencement Date”). The terms and conditions of the Expansion Space shall be the same as the initial Premises (as they exist on the Expansion Commencement Date) except the Allowance shall equal $18.00 per rentable square foot contained in the Expansion Space, plus an amount equal to $29.00 per rentable square foot prorated on a monthly basis for the initial Term. For example, if Tenant elected to exercise the Expansion Option and commence the Expansion Space twelve (12) months after the Commencement Date, the Allowance would equal $42.86 ($18.00/psf + ($29.00/psf - $4.14/psf)). Subject to the provisions of this Exhibit “I”, all improvements to the Expansion Space shall be completed in accordance with the Work Letter attached to the Lease as Exhibit “B”. Tenant and Landlord shall execute an amendment to this Lease including the Expansion Space in the Premises on the same terms as this Lease, except as set forth herein.

If Tenant fails or is unable to timely exercise its right hereunder, such right shall lapse, time being of the essence with respect to the exercise thereof, provided that Tenant shall have an on-going right of first refusal for the Expansion Space in accordance with Exhibit “J” of the Lease. Tenant’s rights under this Exhibit shall terminate if (a) this Lease or Tenant’s right to possession of the Premises is terminated, or (b) Tenant assigns any of its interest in this Lease or sublets more than fifty percent (50%) of the initial Premises except to a Permitted Transferee.

EXHIBIT "I-1"

EXPANSION SPACE

Expansion Space
Phoenix Must Take 7,127 S.F.
Phoenix Indemnity Insurance Initial Premises 16,814 S.F.
N
PLAN NORTH
N
TRUE NORTH

LINCOLN R&D PHASE IV - BLDG. 1

6500 Finecrest Drive Plano, Texas 75024

ENTOS design

Appx 2,433 SF
(i)
Phoenix
Must Take
7,127 S.F.
Phoenix Indemnity Insurance
Initial Premises
16,814 S.F.
N
PLAN NORTH
N
TRUE NORTH

LINCOLN R&D PHASE IV - BLDG. 1

6500 Finecrest Drive Plano, Texas 75024

ENTOS design

Appx
3,650 SF
(ii)
Phoenix
Must Take
7,127 S.F.
Phoenix Indemnity Insurance
Initial Premises
16,814 S.F.
N
PLAN NORTH
N
TRUE NORTH

LINCOLN R&D PHASE IV - BLDG. 1

6500 Pinecrest Drive Plano, Texas 75024

ENTOS design

Appx
4,866 SF
(iii)
Phoenix
Must Take
7,127 S.F.
Phoenix Indemnity Insurance
Initial Premises
16,814 S.F.
N
PLAN NORTH
N
TRUE NORTH

LINCOLN R&D PHASE IV - BLDG. 1

6500 Pinecrest Drive Plano, Texas 75024

ENTOS design

Appx
6,083 SF
(iv)
Phoenix
Must Take
7,127 S.F.
Phoenix Indemnity Insurance
Initial Premises
16,814 S.F.
PLAN NORTH
TRUE NORTH

LINCOLN R&D PHASE IV - BLDG. 1

6500 Finecrest Drive Plano, Texas 75024

ENTOS design

Appx
7,300 SF
(v)
Phoenix
Must Take
7,127 S.F.
Phoenix Indemnity Insurance
Initial Premises
16,814 S.F.
N
PLAN NORTH
N
TRUE NORTH

LINCOLN R&D PHASE IV - BLDG. 1

6500 Pinecrest Drive Plano, Texas 75024

ENTOS design

EXHIBIT "J"

RIGHT OF FIRST REFUSAL

Subject to renewals of other tenants in the Building (“Prior Rights”), and provided no Event of Default then exists (beyond the expiration of any applicable notice and cure period provided in the Lease), Landlord shall during the initial Term of this Lease, at such time as Landlord receives a written offer from a third party which Landlord is prepared to accept for the lease of any available space in the Building (the “Offer Space”), offer to lease the Offer Space to Tenant; such offer shall be in writing and specify the lease terms for the Offer Space, including the rent to be paid for the Offer Space and the date on which the Offer Space shall be included in the Premises (the “Offer Notice”). Tenant shall notify Landlord in writing whether Tenant elects to lease the entire Offer Space on the terms set forth in the Offer Notice, within ten (10) days after Landlord delivers to Tenant the Offer Notice. If Tenant timely elects to lease the Offer Space, then Landlord and Tenant shall execute an amendment to this Lease, effective as of the date the Offer Space is to be included in the Premises, on the terms set forth in the Offer Notice and, to the extent not inconsistent with the Offer Notice terms, the terms of this Lease; however, Tenant shall accept the Offer Space in an “AS-IS” condition and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements except as specifically provided in the Offer Notice. Notwithstanding the foregoing, if such third party offer includes space in excess of the Offer Space, Tenant must exercise its rights hereunder, if at all, as to all of the space contained in the third party offer.

If Tenant fails or is unable to timely exercise its right hereunder, time being of the essence with respect to the exercise thereof, Landlord may lease all or a portion of the Offer Space to such third party. If such third party does not lease the Offer Space, the Tenant’s Right of First Refusal shall continue and be available to Tenant throughout the Term of this Lease (subject to the three year limitation set forth in the following paragraph) and Landlord shall first offer such space to Tenant upon the terms of this Exhibit before leasing it to a third party. If such third party leases less than all of the Offer Space in the Building, then Tenant’s Right of First Refusal for the remainder of the Offer Space shall be superior to any subsequent rights given to another tenant to such remainder space. Tenant may not exercise its rights under this Exhibit if an Event of Default exists (beyond the expiration of any applicable notice and cure period provided in the Lease).

Tenant’s rights under this Exhibit shall terminate if (a) this Lease or Tenant’s right to possession of the Premises is terminated, (b) Tenant assigns any of its interest in this Lease or sublets more than fifty percent (50%) of the initial Premises except to a Permitted Transferee, or (c) less than three (3) full calendar years remain in the initial Term of this Lease.

EXHIBIT "K"

TENANT’S BACK-UP GENERATOR

A. Generator Site. Landlord consents to Tenant installing, maintaining, and operating, in a generator location mutually agreed upon by Landlord and Tenant in an area adjacent to the Premises, a generator (the “Generator”) to be used only as a secondary, emergency source of electricity for the Premises and for no other purpose (except as may be required for Tenant to conduct its business within the Premises). At all times during the Term, Tenant shall be the sole owner of the Generator. Neither Landlord nor any third party shall have any ownership interests in and to the Generator. All areas of the Project occupied by the Generator are referred to herein as the “Generator Site” and will at all times during the Term be a part of the Premises but will not be included in any calculation of square footage in the Premises. Tenant acknowledges that Landlord has made no representations or warranties whatsoever respecting the condition of the Generator Site, its suitability for the Generator or otherwise, and that Tenant accepts the Generator Site in its “AS-IS” condition. Landlord has no obligation or duty to make any alterations, improvements, or repairs whatsoever in and to the Generator Site in connection with Tenant’s use of the Generator.

B. Access. The activities of Tenant and its agents, representatives, contractors, or other vendors in connection with the Generator and Generator Site are subject at all times to Landlord’s Building rules and regulations. Landlord may access the Generator Site twenty-four (24) hours per day, seven days per week upon at least twenty-four (24) hours prior notice to Tenant, except in the event of an emergency, in which case Landlord may enter the Generator Site immediately and perform any activity or make any repair or alteration necessary to remedy the emergency. If Landlord, its employees, or agents enter the Generator Site due to an emergency, Landlord shall notify Tenant of such entry at the first reasonable opportunity, taking into account the circumstances surrounding the entry and any action that Landlord takes to remedy the emergency. Tenant shall reimburse Landlord for all costs incurred by Landlord in connection with remedying any such emergency condition. Landlord may at any time upon at least twenty-four (24) hours prior notice to Tenant have the Generator inspected, at Landlord’s sole cost and expense, by qualified employees of Landlord or by a qualified third party. Tenant may observe any such inspection. If any deficiencies in the operation, upkeep, and maintenance of the Generator are discovered as a result of any inspection, Landlord shall notify Tenant in writing of such deficiencies, and Tenant must remedy such deficiencies within thirty (30) days of receipt of notice from Landlord; however, if Tenant has commenced, but is unable to complete, curing such deficiencies within the thirty (30) day period and is diligently pursuing a cure, Tenant shall have a reasonable period of time thereafter in which to cure such deficiency. If Landlord discovers repeated deficiencies in the performance of upkeep and maintenance by the manufacturer or Tenant’s contractor, Landlord may require Tenant to contract with a different contractor to provide such maintenance, notwithstanding any outstanding warranties or other maintenance obligations of the manufacturer or other contractor in favor of Tenant.

C. Installation of Generator. The design, installation, and construction of the Generator and the Generator Site are subject to all of the terms and conditions of the Lease with regard to alterations, and the manufacturer, qualified vendor, and/or any subcontractors employed in connection with the installation and/or maintenance of the Generator must be approved in advance by Landlord, not to be unreasonably withheld. Any repairs, maintenance, and cleaning of the Building, parking areas, and/or the Premises made necessary as a result of the installation, maintenance, or operation of the Generator are the sole responsibility of Tenant.

D. Maintenance. Tenant shall, at its sole cost and expense, keep the Generator in good working order and repair in accordance with recognized industry standards for comparable equipment and keep the Generator Site neat and clean. Tenant shall contract with the manufacturer or other qualified vendor approved by Landlord, which approval shall not be unreasonably withheld, to perform the required maintenance for the Generator. Tenant must provide Landlord with records of all maintenance performed on the Generator, including, without limitation, all test results and run conditions, copies of the results of all inspections and tests, routine or otherwise, and reports of any preventative maintenance, repairs, or upgrades to the Generator. Tenant must cause the manufacturer or other qualified vendor approved by Landlord to inspect the Generator no less than once per calendar year and must provide Landlord with a copy of the results of such inspection. Landlord may observe all maintenance, repairs, or upgrades to the Generator. Tenant shall conduct its business and use commercially reasonable efforts to control its agents, representatives, and contractors in such manner as not to create any nuisance, or interfere with, annoy or disturb users of the parking areas or any other tenant of the Project or Landlord in its operation of the Project. Landlord shall have no obligation to license, maintain, operate or safeguard the Generator. If Landlord notifies Tenant of any necessary repairs and Tenant does not make such repairs within thirty (30) days after Tenant’s receipt of such notice, Landlord may make such repairs, and Tenant shall pay Landlord for the cost of such repairs (including labor costs) within thirty (30) days of receipt of an invoice from Landlord; however, if Tenant has commenced, but is unable to complete, curing such deficiencies within the thirty (30) day period and is diligently pursuing a cure, Tenant shall have a reasonable period of time thereafter in which to cure such deficiency.

E. Testing. Any testing of the Generator shall be in accordance with all applicable federal, state and local laws, ordinances, and regulations (including without limitation the City Zoning, Building, and Fire Codes, and all environmental laws), generally recognized safety practices, and the rules and regulations of the Building. All testing must be performed and completed after 12:00 a.m. and before 7:00 a.m., subject, however, to Landlord’s reasonable approval of any additional testing that may be necessary during the initial period after installation of the Generator. Except in the event of an emergency, power outage, brown out, or as required by governmental authorities, Tenant shall not run the Generator between the hours of 7:00 a.m. and 12:00 a.m. Landlord shall be entitled to observe all tests, and Tenant shall notify Landlord in writing at least forty-eight (48) hours prior to each test.

F. Insurance. In addition to Tenant’s insurance requirements set forth in the Lease, Tenant shall also maintain throughout the Term boiler/machinery insurance in a limit reasonably acceptable to Landlord with a Waiver of Subrogation in favor of Landlord. In addition, Tenant must either self-insure or maintain property insurance on the Generator for its full replacement value. Tenant is solely responsible for all deductibles in connection with any property insurance it maintains on the Generator. In the event Tenant’s use, operation, and maintenance of the Generator and/or the activities of Tenant, its contractors, agents, representatives, and vendors in, on, and around the Generator Site result in an increase of Landlord’s insurance premium for the Project, Tenant shall pay such increased costs to Landlord within thirty (30) days of receipt of an invoice.

G. Waiver of Liability. ALL PERSONAL PROPERTY LOCATED IN, ON, OR AROUND THE GENERATOR SITE IS AT THE SOLE RISK OF TENANT ONLY, AND TENANT WAIVES (AND SHALL CAUSE ITS INSURERS TO WAIVE) ALL CLAIMS AGAINST LANDLORD, ITS EMPLOYEES, AGENTS, ADVISORS, PROPERTY MANAGERS OR CONTRACTORS FOR ANY DAMAGE TO OR THEFT OF SUCH PERSONAL PROPERTY, REGARDLESS OF CAUSE AND WHETHER OR NOT DUE IN WHOLE OR IN PART TO THE NEGLIGENCE OF ANY SUCH PARTY BUT EXCLUDING AND DAMAGE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH PARTY.

H. Compliance with Laws. Tenant, at its sole cost and expense, shall perform all acts reasonably necessary to ensure that the access to, and installation, maintenance, and operation of, the Generator is at all times in strict compliance with recognized industry standards for comparable equipment in a comparable location, all applicable federal, state, and local laws, ordinances, and regulations (including without limitation the City Zoning, Building, and Fire Codes, the Americans With Disabilities Act, and all environmental laws), and the rules and regulations of the Building. All such compliance shall be at Tenant’s sole cost and expense. Tenant is solely responsible for obtaining all required licenses, permits, or other items necessary for operation of the Generator; however, Landlord will reasonably cooperate with Tenant as necessary to obtain such approvals. Tenant shall give Landlord written notice of any notices received by Tenant from third parties stating that the Generator is or may be in violation of any law, ordinance, or regulation.

I. Fuel Storage and Refueling Practices. Tenant shall comply with all applicable federal, state, and local laws, ordinances, and regulations, and generally accepted safety practices in the refueling of the Generator and in the storage of fuel for the Generator. Tenant may purchase fuel only from a licensed, reputable distributor. In the event of a fuel spill, Tenant shall immediately take steps to terminate and contain the spill and begin appropriate clean-up procedures in accordance with any applicable laws. Tenant must also notify Landlord and its security personnel of the spill immediately (no later than twenty-four (24) hours after the discovery of a spill). After any initial containment activity performed by Tenant and/or its contractor, Landlord will contract, at Tenant’s sole cost and expense, with a third party acceptable to Landlord in its sole discretion to perform all necessary clean-up of the spill. Tenant shall be responsible for all costs associated with a spill and subsequent clean-up activities, including, without limitation, any fines, penalties, or fees incurred by Landlord and damages, including, without limitation, consequential damages, for which Landlord may be held liable in connection with the spill. “Fuel” refers not only to the diesel fuel used to power the Generator, but also any oil, hydraulic fuels, or other fuels used in connection with the operation and/or maintenance of the Generator.

J. Removal of Generator. Once the Generator is installed, Tenant may not abandon the Generator and must maintain it and all related equipment in the manner set forth in this Exhibit and in accordance with all applicable laws and prudent safety practices. If Tenant desires to terminate its use of the Generator, Tenant must either: (i) dismantle and remove the Generator from the Generator Site within ninety (90) days of terminating its use, or (ii) shut down the Generator and store it according to the manufacturer’s specifications and as approved by Landlord so as to mitigate any risk related to the storage and/or non-use. In addition, upon the termination of the Lease for any reason whatsoever, Tenant must remove the Generator (including all appurtenant equipment used solely in connection with the Generator, such as the electrical transfer switch) from the Generator Site on or before the effective date of the termination; provided, however, that if the Lease is terminated by Landlord in connection with an Event of Default under the Lease, Tenant shall remove the Generator from the Generator Site as quickly as possible, but in no event later than thirty (30) days after the date of the termination. Any removal of the Generator will be subject to the same terms and conditions set forth herein that are applicable to installation of the Generator. In addition, upon such removal, Tenant shall repair any damage to the Project caused by the removal and/or use of the Generator.

EXHIBIT "L"

COMMISSION AGREEMENT

[See Attached]